The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2007

PRELIMINARY PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(2).

(To Prospectus dated December 18, 2006)	Registration No. 333-139459

U.S.$
Petrobras International Finance Company

Payments supported by a standby purchase agreement provided by

Petróleo Brasileiro S.A. — PETROBRAS

(BRAZILIAN PETROLEUM CORPORATION — PETROBRAS)
% Global Notes due 2018

The notes are general, unsecured, unsubordinated obligations of Petrobras International Finance Company, or “PifCo,” will mature on March   , 2018, and will bear interest at the rate of     % per annum. Interest on the notes is payable on March           and September           of each year, beginning on March   , 2008. PifCo will pay additional amounts related to the deduction of certain withholding taxes in respect of certain payments on the notes. The notes will have the benefit of credit support provided by Petróleo Brasileiro S.A. — PETROBRAS, or “Petrobras,” under the terms of a standby purchase agreement, which will obligate Petrobras to purchase from the noteholders their rights to receive payments in respect of the notes from PifCo in the event of nonpayment by PifCo. PifCo may redeem, in whole or in part, the notes at any time by paying the greater of the principal amount of the notes and the applicable “make-whole” amount, plus, in each case, accrued interest. The notes will also be redeemable without premium prior to maturity at PifCo’s option solely upon the imposition of certain withholding taxes. See “Description of the Notes — Optional Redemption.”

The underwriters will have the option to purchase up to an additional 7.5%, or U.S.$      aggregate principal amount, of notes from us. The underwriters may exercise this option any time prior to the           day from the date of the closing of this offering.

PifCo will apply for a listing of the notes on the New York Stock Exchange, or the “NYSE,” at some time after November   , 2007, but there is no certainty that an application will be made or that the listing will be approved by the NYSE.

See “Risk Factors” on page S-12 to read about factors you should consider before buying the notes offered in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total

Initial price to the public(1)		%	U.S.$
Underwriting discount		%	U.S.$
Proceeds, before expenses, to PifCo		%	U.S.$

(1)	The offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from the date of original issuance of the notes, expected to be November , 2007.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about November   , 2007.

Joint Bookrunners

Citi	UBS Investment Bank

Co-manager

Banco Itaú Europa

, 2007

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the notes PifCo is offering and certain other matters relating to PifCo and Petrobras and their financial condition. The second part, the accompanying prospectus, gives more general information about securities that PifCo and Petrobras may offer from time to time. Generally, references to the prospectus mean this prospectus supplement and the accompanying prospectus combined. If the description of the notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. PifCo and Petrobras have not authorized anyone to provide you with different information. Neither PifCo nor Petrobras is making an offer to sell the notes in any state or country where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the relevant document.

In this prospectus supplement, unless the context otherwise requires, references to “Petrobras” mean Petróleo Brasileiro S.A. — Petrobras and its consolidated subsidiaries taken as a whole, and references to “PifCo” mean Petrobras International Finance Company, a wholly-owned subsidiary of Petrobras, and its consolidated subsidiaries taken as a whole. Terms such as “we,” “us” and “our” generally refer to both Petrobras and PifCo, unless the context requires otherwise.

DIFFICULTIES OF ENFORCING CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

Petrobras is a sociedade de economia mista (mixed-capital company), a public sector company with some private sector ownership, established under the laws of Brazil, and PifCo is an exempted limited liability company incorporated under the laws of the Cayman Islands. All or a substantial portion of the assets of Petrobras and PifCo are located outside the Unites States, and at any time all of their executive officers and directors, and certain advisors named in this prospectus supplement, may reside outside the United States. As a result, it may not be possible for you to effect service of process on any of those persons within the United States. In addition, it may not be possible for you to enforce a judgment of a United States court for civil liability based upon the United States federal securities laws against any of those persons outside the United States. For further information on potential difficulties in effecting service of process on any of those persons or enforcing judgments against any of them outside the United States, see “Difficulties of Enforcing Civil Liabilities Against Non-U.S. Persons” in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

Many statements made or incorporated by reference in this prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” that are not based on historical facts and are not assurances of future results. Many of the forward-looking statements contained in this prospectus supplement may be identified by the use of forward-looking words, such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimate” and “potential,” among others. We have made forward-looking statements that address, among other things, our:

•	regional marketing and expansion strategy;

•	drilling and other exploration activities;

•	import and export activities;

•	projected and targeted capital expenditures and other costs, commitments and revenues;

•	liquidity; and

•	development of additional revenue sources.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These factors include, among other things:

•	our ability to obtain financing;

•	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	our ability to find, acquire or gain access to additional reserves and to successfully develop our current ones;

•	uncertainties inherent in making estimates of our reserves;

•	competition;

•	technical difficulties in the operation of our equipment and the provision of our services;

•	changes in, or failure to comply with, governmental regulations;

•	receipt of governmental approvals and licenses;

•	international and Brazilian political, economic and social developments;

•	military operations, terrorist attacks, wars or embargoes; and

•	the costs and availability of adequate insurance coverage.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of factors, including those in “Risk Factors” set forth in this prospectus supplement and in documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference into this prospectus supplement the following documents that we have filed with the SEC:

PIFCo

(1) The combined Petrobras and PifCo Annual Report on Form 20-F/A for the year ended December 31, 2006, filed with the SEC on June 26, 2007, as amended on June 28, 2007.

(2) The PifCo Report on Form 6-K containing financial information for the six-month period ended June 30, 2007, prepared in accordance with U.S. GAAP, furnished to the SEC on September 6, 2007.

(3) Any future filings of PifCo on Form 20-F made with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement, and any future reports of PifCo on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated into this prospectus supplement or the accompanying prospectus.

PETROBRAS

(1) The combined Petrobras and PifCo Annual Report on Form 20-F/A for the year ended December 31, 2006, filed with the SEC on June 26, 2007, as amended on June 28, 2007.

(2) The Petrobras Report on Form 6-K relating to the transfer of refineries in Bolivia to YPFB, furnished to the SEC on June 27, 2007.

(3) The Petrobras Report on Form 6-K relating to Petrobras’ clarifications concerning its activities in Ecuador, furnished to the SEC on July 6, 2007.

(4) The Petrobras Reports on Form 6-K relating to the special participation contribution of Petrobras, furnished to the SEC on July 24, 25 and 26, 2007.

(5) The Petrobras Reports on Form 6-K relating to the acquisition of Suzano Petroquímica S.A., furnished to the SEC on August 3 and 6, 2007 and September 28, 2007.

(6) The Petrobras Report on Form 6-K containing financial information for the six-month period ended June 30, 2007, prepared in accordance with BR GAAP, furnished to the SEC on August 15, 2007.

(7) The Petrobras Report on Form 6-K relating to the Petrobras Strategic Plan 2020 and Business Plan 2008-2012, furnished to the SEC on August 15, 2007.

(8) The Petrobras Report on Form 6-K relating to the Petrobras Complementary Pension Plan, furnished to the SEC on August 20, 2007.

(9) The Petrobras Reports on Form 6-K containing financial information for the six-month period ended June 30, 2007, prepared in accordance with U.S. GAAP, furnished to the SEC on September 6, 2007.

(10) The Petrobras Report on Form 6-K relating to the suit filed against the National Petroleum Agency, furnished to the SEC on September 14, 2007.

(11) The Petrobras Report on Form 6-K relating to clarifications in the application of the ICMS tax to Petrobras, furnished to the SEC on October 3, 2007.

(12) The Petrobras Report on Form 6-K relating to the acquisition of the Juiz de Fora thermoelectric plant, furnished to the SEC on October 5, 2007.

(13) The Petrobras Report on Form 6-K relating to its successful bidding on 26 blocks for oil and gas activities in the U.S. Gulf of Mexico Lease Sale, furnished to the SEC on October 5, 2007.

(14) The Petrobras Report on Form 6-K relating to Petrobras’ new oil production operations in deep waters in Northeast Brazil, furnished to the SEC on October 12, 2007.

(15) Any future filings of Petrobras on Form 20-F made with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement, and any future reports of Petrobras on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated into this prospectus supplement or the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Information that we file with or furnish to the SEC after the date of this prospectus supplement, and that is incorporated by reference, will automatically update and supersede the information in this prospectus supplement. This means that you should look at all of the SEC filings and reports that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

Documents incorporated by reference in this prospectus supplement are available without charge. Each person to whom this prospectus supplement and the accompanying prospectus are delivered may obtain documents incorporated by reference by requesting them either in writing or orally, by telephone or by e-mail from us at the following address:

Investor Relations Department
Petróleo Brasileiro S.A. — Petrobras
Avenida República do Chile, 65 — 22nd Floor
20031-912 — Rio de Janeiro — RJ, Brazil
Telephone: (55-21) 3224-1510/3224-9947
Email: petroinvest@petrobras.com.br

In addition, you may review copies of the materials we file with or furnish to the SEC without charge, and copies of all or any portion of such materials can be obtained at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. We also file materials with the SEC electronically. The SEC maintains an Internet site that contains materials that we file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

SUMMARY OF THE OFFERING

This summary of the offering made by PifCo highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, which are described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

In this prospectus supplement, unless the context otherwise requires, references to “Petrobras” mean Petróleo Brasileiro S.A. and its consolidated subsidiaries taken as a whole, and references to “PifCo” mean Petrobras International Finance Company, a wholly-owned subsidiary of Petrobras, and its consolidated subsidiaries taken as a whole. Terms such as “we”, “us” and “our” generally refer to both Petrobras and PifCo, unless the context requires otherwise. Unless otherwise specified, this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

PifCo

PifCo is a wholly-owned subsidiary of Petrobras, incorporated under the laws of the Cayman Islands. PifCo was formed to facilitate and finance the import of crude oil and oil products by Petrobras into Brazil. Accordingly, its primary purpose is to act as an intermediary between third-party oil suppliers and Petrobras by engaging in crude oil and oil product purchases from international suppliers and reselling crude oil and oil products in U.S. Dollars to Petrobras on a deferred payment basis, at a price which includes a premium to compensate PifCo for its financing costs. PifCo is generally able to obtain credit to finance purchases on the same terms granted to Petrobras, and it buys crude oil and oil products at the same price that suppliers would charge Petrobras directly.

As part of Petrobras’ strategy to expand its international operations and facilitate its access to international capital markets, PifCo engages in borrowings in international capital markets supported by Petrobras, primarily through standby purchase agreements.

In addition, PifCo engages in a number of activities that are conducted by four wholly-owned subsidiaries:

•	Petrobras Europe Limited, or PEL, a United Kingdom company that acts as an agent and advisor in connection with Petrobras’ activities in Europe, the Middle East, the Far East and North Africa;

•	Petrobras Finance Limited, or PFL, a Cayman Islands company that carries out a financing program supported by future sales of fuel oil;

•	Bear Insurance Company Limited, or BEAR, a Bermuda company that contracts insurance for Petrobras and its subsidiaries; and

•	Petrobras Singapore Private Limited, or PSPL, a company incorporated in Singapore to trade crude oil and oil products in connection with our trading activities in Asia. This company initiated its operations in July 2006.

Since 2004, as part of Petrobras’ restructuring of its offshore subsidiaries in order to centralize trading operations, PifCo has engaged in limited exports of oil and oil products and has begun to store oil and oil products in Asia.

PifCo’s principal executive office is located at Harbour Place, 103 South Church Street, 4th Floor, P.O. Box 1034GT-BWI, George Town, Grand Cayman, Cayman Islands, B.W.I., and its telephone number is (55-21) 2240-1258.

Petrobras

Petrobras is one of the world’s largest integrated oil and gas companies, engaging in a broad range of oil and gas activities. For the year ended December 31, 2006 and the six-month period ended June 30, 2007, Petrobras had sales of products and services of U.S.$93.9 billion and U.S.$50.2 billion, net operating revenues of U.S.$72.3 billion and U.S.$39.0 billion and net income of U.S.$12.8 billion and U.S.$6.5 billion, respectively. Petrobras engages in a broad range of activities, which cover the following segments of its operations:

•	Exploration and Production — This segment encompasses exploration, development and production activities in Brazil.

•	Supply — This segment encompasses refining, logistics, transportation and the purchase of crude oil, as well as the purchase and sale of oil products and fuel alcohol. Additionally, this segment includes Petrobras’ petrochemical and fertilizers division, which includes investments in domestic petrochemical companies and Petrobras’ two domestic fertilizer plants.

•	Distribution — This segment encompasses oil product and fuel alcohol distribution activities conducted by Petrobras’ majority owned subsidiary, Petrobras Distribuidora S.A.-BR, in Brazil.

•	Natural Gas and Power — This segment encompasses the purchase, sale and transportation of natural gas produced in or imported into Brazil. This segment includes Petrobras’ domestic electric energy commercialization activities as well as investments in domestic natural gas transportation companies, state owned natural gas distributors and thermal electric companies.

•	International — This segment encompasses international activities conducted in 27 countries, which include Exploration and Production, Supply, Distribution, Gas and Power.

•	Corporate — This segment includes those activities not attributable to other segments, including corporate financial management, overhead related with central administration and other expenses, which include actuarial expenses related to Petrobras’ pension and health care plans for non-active participants.

Petrobras’ principal executive office is located at Avenida República do Chile, 65 20031-912 — Rio de Janeiro — RJ, Brazil, and its telephone number is (55-21) 3224-4477.

The Offering

Issuer	Petrobras International Finance Company, or “PifCo.”

The Notes	U.S.$ aggregate principal amount of % Global Notes due March , 2018, or the “notes.” U.S.$ aggregate principal amount of notes if the underwriters exercise in full their option to purchase additional notes to cover any over-allotments.

Closing Date	November , 2007

Maturity Date	March , 2018

Interest	The notes will bear interest from the closing date at the rate of % per annum, payable semiannually in arrears on each interest payment date.

Interest Payment Dates	March and September of each year, commencing on March , 2008.

Denominations	PifCo will issue the Global Notes only in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Trustee, Registrar, Transfer Agent and Paying Agent	The Bank of New York

Codes

(a) Common Code

(b) ISIN

(c) CUSIP

Use of Proceeds	PifCo intends to use the net proceeds from the sale of the notes for general corporate purposes, which may include the financing of the purchase of oil product imports and the repayment of existing trade-related debt and inter-company loans. PifCo may also lend some portion of the net proceeds to Petrobras, which Petrobras would use for general corporate purposes. See “Use of Proceeds.”

Indenture	The notes offered hereby will be issued pursuant to an indenture between PifCo and The Bank of New York, a New York banking corporation, as trustee, dated as of December 15, 2006, as supplemented by the first supplemental indenture, dated as of the closing date, among PifCo, Petrobras and the trustee. When we refer to the indenture in this prospectus supplement, we are referring to the indenture as supplemented by the first supplemental indenture. See “Description of the Notes.”

Standby Purchase Agreement	The notes will have the benefit of credit support in the form of a standby purchase agreement under which Petrobras will be obligated to make certain payments to the trustee in the event PifCo fails to make required payments of principal, interest and other amounts due under the notes and the indenture. Under the standby purchase agreement, Petrobras will be required to purchase from the holders of the notes, and in consideration pay to the trustee amounts in respect of, the noteholders’ right to receive (i) the amount of any interest or other amounts not paid by PifCo in accordance with the terms of the notes and the indenture, (ii) the entire principal amount of the notes in the event PifCo fails to make any required payment of principal at the maturity of the notes or earlier upon any redemption, repurchase or acceleration of the notes prior to the maturity date, (iii) the entire principal amount of the notes in the event that a holder of a note requires PifCo to repurchase such note in accordance with the terms of the indenture and (iv) interest on all of the foregoing amounts at the rate of 1% above the note rate, which we refer to as the default rate, for payments beyond the date that PifCo was required to make such payments under the indenture. See “The Standby Purchase Agreement.”

Ranking	The notes constitute general senior unsecured and unsubordinated obligations of PifCo which will at all times rank pari passu among themselves and with all other senior unsecured obligations of PifCo that are not, by their terms, expressly subordinated in right of payment to the notes.

The obligations of Petrobras under the standby purchase agreement constitute general senior unsecured obligations of Petrobras which will at all times rank pari passu with all other senior unsecured obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to Petrobras’ obligations under the standby purchase agreement.

Optional Redemption	PifCo may redeem any of the notes at any time in whole or in part by paying the greater of the principal amount of the notes and a “make-whole” amount, plus, in each case, accrued interest, as described under “Description of the Notes — Optional Redemption.”

Early Redemption at PifCo’s Option Solely for Tax Reasons	The notes will be redeemable in whole at their principal amount, plus accrued and unpaid interest, if any, to the date of redemption, at PifCo’s option at any time only in the event of certain changes affecting taxation. See “Description of the Notes — Optional Redemption.”

Covenants	The terms of the indenture will require PifCo, among other things, to:

• pay all amounts owed by it under the indenture and the notes when such amounts are due;

• maintain an office or agent in New York for the purpose of service of process and maintain a paying agent located in the United States;

• ensure that the notes continue to be senior obligations of PifCo;

• use proceeds from the issuance of the notes for specified purposes;

• give notice to the trustee of any default or event of default under the indenture;

• provide certain financial statements to the trustee;

• take actions to maintain the trustee’s or the noteholders’ rights under the relevant transaction documents; and

• replace the trustee upon any resignation or removal of the trustee.

In addition, the terms of the indenture will restrict the ability of PifCo and its subsidiaries, among other things, to:

• undertake certain mergers, consolidations or similar transactions; and

• create certain liens on its assets or pledge its assets.

Similar covenants and some additional covenants apply to Petrobras under the standby purchase agreement.

These covenants are subject to a number of important qualifications and exceptions. See “Description of the Notes — Covenants” and “The Standby Purchase Agreement.”

Events of Default	• failure to pay principal within three calendar days of its due date;

• failure to pay interest within 30 calendar days of any interest payment date;

• breach of a covenant or agreement in the indenture or the standby purchase agreement by PifCo and Petrobras, respectively if not remedied within 60 calendar days;

• acceleration of a payment on the indebtedness of PifCo, Petrobras or a material subsidiary of PifCo or Petrobras that equals or exceeds U.S.$100 million;

• a final judgment against PifCo, Petrobras or a material subsidiary of PifCo or Petrobras that equals or exceeds U.S.$100 million;

• certain events of bankruptcy, liquidation or insolvency of PifCo, Petrobras or a material subsidiary of PifCo or Petrobras;

• certain events relating to the unenforceability of the notes, the indenture or the standby purchase agreement against PifCo or Petrobras;

• Petrobras ceasing to own at least 51% of PifCo’s outstanding voting shares.

The events of default are subject to a number of important qualifications and limitations. See “Description of the Notes — Events of Default.”

Modification of Notes, Indenture and Standby Purchase Agreement	The terms of the indenture may be modified by PifCo and the trustee, and the terms of the standby purchase agreement may be modified by Petrobras and the trustee, in some cases without the consent of the holders of the notes. See “The Standby Purchase Agreement” in this prospectus supplement and “Description of Debt Securities — Special Situations — Modification and Waiver” in the accompanying prospectus.

Clearance and Settlement	The notes will be issued in book-entry form through the facilities of The Depository Trust Company, or “DTC,” for the accounts of its participants, and will trade in DTC’s Same-Day Funds Settlement System. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Clearance and Settlement.”

Withholding Taxes; Additional Amounts	Any and all payments of principal, premium, if any, and interest in respect of the notes will be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments, levies, imposts or charges whatsoever imposed, levied, collected, withheld or assessed by Brazil, the jurisdiction of PifCo’s incorporation or any other jurisdiction in which PifCo appoints a paying agent under the indenture, or any political subdivision or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If PifCo is required by law to make such withholding or deduction, it will pay such additional amounts as necessary to ensure that the noteholders receive the same amount as they would have received without such withholding or deduction, subject to certain exceptions. In the event Petrobras is obligated to make payments to the noteholders under the standby purchase agreement, Petrobras will pay such additional amounts necessary to ensure that the noteholders receive the same amount as they would have received without such withholding or deduction, subject to certain exceptions. See “Description of the Notes — Covenants — Additional Amounts” and “The Standby Purchase Agreement.”

Governing Law	The indenture, the notes and the standby purchase agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Listing	The notes have not been listed on any securities exchange. PifCo may apply for a listing of the notes on the New York Stock Exchange, or the “NYSE,” at some time after the closing date, but there is no certainty that an application will be made or that the listing will be approved by the NYSE.

Risk Factors	You should carefully consider the risk factors discussed beginning on page S-12 before purchasing any notes.

RISK FACTORS

Our annual report on Form 20-F for the year ended December 31, 2006, which is incorporated by reference herein, includes extensive risk factors relating to our business and to Brazil. You should carefully consider those risks and the risks described below, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the Global Notes.

Risks Relating to PifCo’s Debt Securities

The market for PifCo’s notes may not be liquid.

PifCo’s notes are not listed on any securities exchange and are not quoted through an automated quotation system. PifCo may apply for a listing of the notes on the NYSE at some time after the closing date, but there is no certainty that an application will be made or that the listing will be approved by the NYSE. We can make no assurance as to the liquidity of or trading markets for PifCo’s notes. We cannot guarantee that the holders of PifCo’s notes will be able to sell their notes in the future. If a market for PifCo’s notes does not develop, holders of PifCo’s notes may not be able to resell the notes for an extended period of time, if at all.

Restrictions on the movement of capital out of Brazil may impair your ability to receive payments on the standby purchase agreement.

The Brazilian government may impose temporary restrictions on the conversion of Brazilian currency into foreign currencies and on the remittance to foreign investors of proceeds from their investments in Brazil. Brazilian law permits the Brazilian government to impose these restrictions whenever there is a serious imbalance in Brazil’s balance of payments or there are reasons to foresee a serious imbalance.

The Brazilian government imposed remittance restrictions for approximately six months in 1990. Similar restrictions, if imposed, could impair or prevent the conversion of payments under the standby purchase agreement from reais into U.S. dollars and the remittance of the U.S. dollars abroad. The Brazilian government could decide to take similar measures in the future. We cannot assure you that the Brazilian government will not take similar measures in the future.

Enforcement of Petrobras obligations under the standby purchase agreement might take longer than expected.

Petrobras will enter into a standby purchase agreements in support of PifCo’s obligations under its notes and indentures. Petrobras’ obligation to purchase from the PifCo noteholders any unpaid amounts of principal, interest and other amounts due under the PifCo notes and the indenture applies, subject to certain limitations, irrespective of whether any such amounts are due at maturity of the PifCo notes or otherwise.

Petrobras has been advised by its counsel that the enforcement of the standby purchase agreement in Brazil against it, if necessary, will occur under a form of judicial process that, while similar, has certain procedural differences from those applicable to enforcement of a guarantee and, as a result, the enforcement of the standby purchase agreement may take longer than would otherwise be the case with a guarantee.

Petrobras may not be able to pay its obligations under the standby purchase agreement in U.S. Dollars.

If Petrobras is required to make payments under the standby purchase agreement, Central Bank of Brazil approval will be necessary. Any approval from the Central Bank of Brazil may only be requested when such payment is to be remitted abroad by Petrobras, and will be granted by the Central Bank of Brazil on a case-by-case basis. It is not certain that any such approvals will be obtainable at a future date. In case the PifCo noteholders receive payments in reais corresponding to the equivalent U.S. Dollar amounts due under PifCo’s notes, it may not be possible to convert these amounts into U.S. Dollars. Petrobras will not need any prior or subsequent approval from the Central Bank of Brazil to use funds it holds abroad to comply with its obligations under the standby purchase agreement.

Petrobras would be required to pay judgments of Brazilian courts enforcing its obligations under the standby purchase agreement only in reais.

If proceedings were brought in Brazil seeking to enforce Petrobras’ obligations in respect of the standby purchase agreement, Petrobras would be required to discharge its obligations only in reais. Under the Brazilian exchange control limitations, an obligation to pay amounts denominated in a currency other than reais, which is payable in Brazil pursuant to a decision of a Brazilian court, may be satisfied in reais at the rate of exchange, as determined by the Central Bank of Brazil, in effect on the date of payment.

A finding that Petrobras is subject to U.S. bankruptcy laws and that the standby purchase agreement executed by it was a fraudulent conveyance could result in PifCo noteholders losing their legal claim against Petrobras.

PifCo’s obligation to make payments on the PifCo notes is supported by Petrobras’ obligation under the standby purchase agreement to make payments on PifCo’s behalf. Petrobras has been advised by its external U.S. counsel that the standby purchase agreement is valid and enforceable in accordance with the laws of the State of New York. In addition, Petrobras has been advised by its general counsel that the laws of Brazil do not prevent the standby purchase agreement from being valid, binding and enforceable against Petrobras in accordance with its terms. In the event that U.S. federal fraudulent conveyance or similar laws are applied to the standby purchase agreement, and Petrobras, at the time it entered into the standby purchase agreement:

•	was or is insolvent or rendered insolvent by reason of its entry into the standby purchase agreement;

•	was or is engaged in business or transactions for which the assets remaining with it constituted unreasonably small capital; or

•	intended to incur or incurred, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature; and

•	in each case, intended to receive or received less than reasonably equivalent value or fair consideration therefore,

then Petrobras’ obligations under the standby purchase agreement could be avoided, or claims with respect to the standby purchase agreement could be subordinated to the claims of other creditors. Among other things, a legal challenge to the standby purchase agreement on fraudulent conveyance grounds may focus on the benefits, if any, realized by Petrobras as a result of PifCo’s issuance of these notes. To the extent that the standby purchase agreement is held to be a fraudulent conveyance or unenforceable for any other reason, the holders of the PifCo notes would not have a claim against Petrobras under the standby purchase agreement and will solely have a claim against PifCo. Petrobras cannot assure you that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the PifCo noteholders relating to any avoided portion of the standby purchase agreement.

USE OF PROCEEDS

PifCo intends to use the net proceeds from the sale of the notes for general corporate purposes, which may include the financing of the purchase of oil product imports and the repayment of existing trade-related debt and inter-company loans. PifCo may also lend some portion of the net proceeds to Petrobras, which Petrobras would use for general corporate purposes.

CAPITALIZATION

PifCo

The following table sets out the consolidated debt and capitalization of PifCo as of June 30, 2007, excluding accrued interest, and as adjusted to give effect to the issue of the notes (assuming no exercise of the underwriters’ over-allotment option). There have been no material changes in the consolidated capitalization of PifCo since June 30, 2007.

	As of June 30, 2007
		As Adjusted for
	Actual	the Offering
	(In millions of U.S. dollars)

Short-term debt:
Short-term debt	$51.6	$51.6
Current portion of long-term debt	1,052.0	1,052.0
Notes payable — related parties	2,754.3	2,754.3

Total	3,857.9	3,857.9

Long-term debt (less current portion):
Long-term debt	4,383.0
Notes payable — related parties	17,423.3	17,423.3

Total	21,806.3
Stockholder’s deficit:
Capital stock(1)	300.1	300.1
Additional paid in capital	53.9	53.9
Accumulated deficit	(380.4)	(380.4)
Other comprehensive income	1.2	1.2

Total stockholder’s deficit	(25.2)	(25.2)

Total capitalization	$25,639.0	$

(1)	Comprising 300,050 shares of common stock, par value U.S.$1.00, which have been authorized and issued.

Petrobras

The following table sets out the consolidated debt and capitalization of Petrobras as of June 30, 2007, excluding accrued interest, and as adjusted to give effect to the issue of the notes and Petrobras’ obligations in respect of the notes under the standby purchase agreement. There have been no material changes in the consolidated capitalization of Petrobras since June 30, 2007.

	As of June 30, 2007
		As Adjusted for
	Actual	the Offering
	(In millions of U.S. dollars)

Short-term debt:
Short-term debt	$1,088	$1,088
Current portion of long-term debt	1,857	1,857
Current portion of project financings	2,046	2,046
Current capital lease obligations	213	213

Total	5,204	5,204

Long-term debt:
Foreign currency denominated	9,498
Local currency denominated	2,771	2,771

Total long-term debt	12,269

Total long-term debt (less current portion)	10,412	10,412
Project financings	3,731	3,731
Capital lease obligations	695	695
Minority interest	2,159	2,159
Stockholders’ equity(1)(2)	54,767	54,767

Total capitalization	$76,968	$

(1)	Comprising (a) 2,536,673,672 shares of common stock and (b) 1,850,369,698 shares of preferred stock, in each case with no par value and in each case which have been authorized and issued.

(2)	Stockholders’ equity includes an unrecognized loss in the amount of U.S.$2,276 million related to “Amounts not recognized as net periodic pension cost” and an unrecognized loss in the amount of U.S.$1,095 million related to “Amounts not recognized as net periodic health care cost.”

DESCRIPTION OF THE NOTES

The following description of the terms of the notes supplements and modifies the description of the general terms and provisions of debt securities and the indenture set forth in the accompanying prospectus, which you should read in conjunction with this prospectus supplement. In addition, we urge you to read the indenture and the first supplemental indenture, because they, and not this description, will define your rights as holders of these notes. If the description of the terms of the notes in this summary differs in any way from that in the accompanying prospectus, you should rely on this summary. You may obtain copies of the indenture and the first supplemental indenture upon request to the trustee or with the SEC at the addresses set forth under “Where You Can Find More Information.”

First Supplemental Indenture

PifCo will issue the Global Notes under an indenture dated as of December 15, 2006 between PifCo and The Bank of New York, a New York banking corporation, as trustee, as supplemented by a first supplemental indenture dated as of the closing date, which provides the specific terms of the notes offered by this prospectus supplement, including granting noteholders rights against Petrobras under the standby purchase agreement. Whenever we refer to the indenture in this prospectus supplement, we are referring to the indenture as supplemented by the first supplemental indenture.

General

The notes will be general, senior, unsecured and unsubordinated obligations of PifCo having the following basic terms:

•	The title of the notes will be the % Global Notes due 2018;

•	The notes will:

•	be issued in an aggregate principal amount of U.S.$ , or U.S.$ aggregate principal amount if the underwriters exercise in full their option to purchase additional notes to cover over-allotments, if any, corresponding to an increase of 7.5%, or U.S.$ , from the aggregate principal amount set forth on the cover of this prospectus supplement;

•	mature on March , 2018;

•	bear interest at a rate of % per annum from the closing date until maturity, until all required amounts due in respect of the notes have been paid;

•	be issued in global registered form without interest coupons attached;

•	be issued and may be transferred only in principal amounts of U.S.$2,000 and in integral multiples of U.S.$1,000 in excess thereof; and

•	have the benefit of the standby purchase agreement described below under “The Standby Purchase Agreement.”

•	Interest on the notes will be paid semiannually on March and September of each year (each of which we refer to as an “interest payment date”), commencing on March , 2008, and the regular record date for any interest payment date will be the tenth business day preceding that date; and

•	In the case of amounts not paid by PifCo under the indenture and the notes, interest will continue to accrue on such amounts at a default rate equal to 1% in excess of the interest rate on the notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by PifCo or Petrobras.

Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PifCo’s obligations under the notes and Petrobras’ obligations under the standby purchase agreement.

Place of Payment

PifCo will pay interest, principal, additional amounts and any other money due on the notes at the corporate trust office of the trustee in New York City (which is currently located at 101 Barclay Street, 4E, New York, New York, 10286) or such other paying agent office in the United States as PifCo appoints. You must make arrangements to have your payments picked up at or wired from that office. PifCo may also choose to pay interest by mailing checks. Interest on the notes will be paid to the holder of such notes by wire transfer of same-day funds.

Optional Redemption

PifCo may redeem, in whole or in part, the notes at any time by paying the greater of the principal amount of the notes and the applicable “make-whole” amount, plus, in each case, accrued interest. The notes will also be redeemable without premium prior to maturity at PifCo’s option solely upon the imposition of certain withholding taxes. See “— Optional Redemption — Optional Redemption With ‘Make-Whole’ Amount” and “— Optional Redemption — Redemption for Taxation Reasons.”

Depositary with Respect to Global Securities

The notes will be issued in global registered form with The Depository Trust Company as depositary. For further information in this regard, see “Clearance and Settlement.”

Events of Default

The following events will be events of default with respect to the notes:

•	PifCo does not pay the principal or any premium on the notes within three calendar days of its due date and the trustee has not received such amounts from Petrobras under the standby purchase agreement by the end of that three-day period.

•	PifCo does not pay interest, including any additional amounts, on the notes within 30 calendar days of their due date and the trustee has not received such amounts from Petrobras under the standby purchase agreement by the end of that thirty-day period.

•	PifCo or Petrobras remains in breach of any covenant or any other term of the notes, indenture or standby purchase agreement (other than any failure to make any payment under the standby purchase agreement, for which there is no cure) for 60 calendar days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after receiving a notice of default stating that it is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the notes.

•	The maturity of any indebtedness of PifCo or Petrobras or a material subsidiary in a total aggregate principal amount of U.S.$100,000,000 (or its equivalent in another currency) or more is accelerated in accordance with the terms of that indebtedness, it being understood that prepayment or redemption by us or the material subsidiary of any indebtedness is not acceleration for this purpose;

•	One or more final and non-appealable judgments or final decrees is entered against us or a material subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of U.S.$100,000,000 (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 120 calendar days after rendering of that judgment.

•	We stop paying or we admit that we are generally unable to pay our debts as they become due, we are adjudicated or found bankrupt or insolvent or we are ordered by a court or pass a resolution to dissolve (or a similar event occurs with respect to a material subsidiary).

•	We commence or a material subsidiary commences voluntarily proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or we file or a material subsidiary files an application for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to us or a material subsidiary or any events occur or action is taken that has effects similar to those events or actions described in this paragraph.

•	We enter or a material subsidiary enters into any composition or other similar arrangement with our or a material subsidiary’s creditors (such as a concordata, which is a type of liquidation agreement), or proceedings are initiated against us or any material subsidiary under applicable bankruptcy, insolvency or intervention law or law with similar effect and is not discharged or removed within 90 calendar days, or a receiver, administrator or similar person is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against, the whole or a substantial part of our or a material subsidiary’s undertakings or assets and is not discharged or removed within 90 calendar days or any events occur or action is taken that has effects similar to those events or actions described in this paragraph.

•	Any of the indenture, the notes or the standby purchase agreement, or any part of those documents, ceases to be in full force and effect or binding and enforceable against PifCo or Petrobras, or it becomes unlawful for PifCo or Petrobras to perform any material obligation under any of the foregoing documents to which it is a party.

Under any of the foregoing documents to which it is a party, PifCo or Petrobras contests the enforceability of any of the foregoing documents or denies that it has liability under any of the foregoing documents to which it is a party.

•	Petrobras fails to retain at least 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in PifCo.

For purposes of the events of default:

•	“indebtedness” means any obligation (whether present or future, actual or contingent and including any guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the United States, would be a capital lease obligation); and

•	“material subsidiary” means a subsidiary of PifCo or Petrobras which on any given date of determination accounts for more than 10% of Petrobras’ total consolidated assets (as set forth on Petrobras’ most recent balance sheet prepared in accordance with U.S. GAAP).

Covenants

PifCo will be subject to the following covenants with respect to the notes:

Payment of Principal and Interest

PifCo will duly and punctually pay the principal of and any premium and interest and other amounts (including any additional amounts in the event withholding and other taxes are imposed in Brazil or the jurisdiction of incorporation of PifCo) on the notes in accordance with the notes and the indenture.

Maintenance of Corporate Existence

PifCo will, and will cause each of its subsidiaries to, maintain their corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless PifCo’s board of directors determines that preserving PifCo’s or a subsidiary’s corporate existence is no longer desirable in the conduct of PifCo’s or its subsidiaries’ business and is not disadvantageous in any material respect to noteholders.

Maintenance of Office or Agency

So long as notes are outstanding, PifCo will maintain in the Borough of Manhattan, the City of New York, an office or agency where notices to and demands upon it in respect of the indenture and the notes may be served. Initially, this office will be located at 570 Lexington Avenue, New York, New York 10022-6837. PifCo will not change the designation of the office without prior written notice to the trustee and designating a replacement office in the same general location.

Ranking

PifCo will ensure that the notes will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law).

Use of Proceeds

PifCo will use the proceeds from the offer and sale of the notes after the deduction of any commissions principally for general corporate purposes, including the financing of the purchase of oil product imports and the repayment of existing trade-related debt and inter-company loans.

Statement by Officers as to Default and Notices of Events of Default

PifCo (and each other obligor on the notes) will deliver to the trustee, within 90 calendar days after the end of its fiscal year, an officer’s certificate, stating whether or not to the best knowledge of its signers PifCo is in default on any of the terms, provisions and conditions of the indenture or the notes (without regard to any period of grace or requirement of notice provided under the indenture) and, if PifCo (or any obligor) are in default, specifying all the defaults and their nature and status of which the signers may have knowledge. Within 10 calendar days (or promptly with respect to certain events of default relating to PifCo’s insolvency and in any event no later than 10 calendar days) after PifCo becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Provision of Financial Statements and Reports

In the event that PifCo files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Brazil, the United States or elsewhere, PifCo will furnish a copy of the statements or reports to the trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available.

PifCo will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of PifCo’s activities has been made during the period covered by such financial statements with a view to determining whether PifCo has kept, observed, performed and fulfilled its covenants and agreements under this indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained in them or determinable from information contained in them, including PifCo’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Appointment to Fill a Vacancy in Office of Trustee

PifCo, whenever necessary to avoid or fill a vacancy in the office of trustee, will appoint a successor trustee in the manner provided in the indenture so that there will at all times be a trustee with respect to the notes.

Payments and Paying Agents

PifCo will, prior to 3:00 p.m., New York City time, on the business day preceding any payment date of the principal of or interest on the notes or other amounts (including additional amounts), deposit with the trustee a sum sufficient to pay such principal, interest or other amounts (including additional amounts) so becoming due.

Additional Amounts

Except as provided below, PifCo will make all payments of amounts due under the notes and the indenture and each other document entered into in connection with the notes and the indenture without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PifCo’s incorporation or any jurisdiction in which PifCo appoints a paying agent under the indenture, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If PifCo is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, PifCo will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the noteholders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction.

PifCo will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):

•	the noteholder has a connection with the taxing jurisdiction other than merely holding the notes or receiving principal or interest payments on the notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•	the noteholder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if (x) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge, (y) the noteholder is able to comply with such requirements without undue hardship and (z) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty will apply, PifCo has notified all noteholders or the trustee that they will be required to comply with such requirements;

•	the noteholder fails to present (where presentation is required) its note within 30 calendar days after PifCo has made available to the noteholder a payment under the notes and the indenture, provided that PifCo will pay additional amounts which a noteholder would have been entitled to had the note owned by such noteholder been presented on any day (including the last day) within such 30 calendar day period;

•	any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges;

•	where such taxes, levies, deductions or other governmental charges are imposed on a payment on the notes to an individual and are required to be made pursuant to any European Union Council Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directive;

•	where the noteholder could have avoided such taxes, levies, deductions or other governmental charges by requesting that a payment on the notes be made by, or presenting the relevant notes for payment to, another paying agent of PifCo located in a member state of the European Union; or

•	where the noteholder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such noteholder.

PifCo shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that are imposed by Brazil, the jurisdiction of PifCo’s incorporation or any other jurisdiction in which PifCo appoints a paying agent or any political subdivision or any taxing authority thereof or therein that arise from any payment under the notes or under any other document or instrument referred in the indenture or from the execution, delivery, enforcement or registration of each note or any other document or instrument referred to in the indenture. PifCo shall indemnify and make whole the noteholders for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by

PifCo as provided in this paragraph paid by such noteholder. PifCo shall, if European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN council meeting of November 26-27, 2000 is brought into force, ensure that it maintains a paying agent hereunder in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to such Directive.

Negative Pledge

So long as any note remains outstanding, PifCo will not create or permit any lien, other than a PifCo permitted lien, on any of its assets to secure (i) any of its indebtedness or (ii) the indebtedness of any other person, unless PifCo contemporaneously creates or permits such lien to secure equally and ratably its obligations under the notes and the indenture or PifCo provides such other security for the notes as is duly approved by a resolution of the noteholders in accordance with the indenture. In addition, PifCo will not allow any of its subsidiaries to create or permit any lien, other than a PifCo permitted lien, on any of its assets to secure (i) any of its indebtedness, (ii) any of the subsidiary’s indebtedness or (iii) the indebtedness of any other person, unless it contemporaneously creates or permits the lien to secure equally and ratably its obligations under the notes and the indenture or PifCo provides such other security for the notes as is duly approved by a resolution of the noteholders in accordance with the indenture.

This covenant is subject to a number of important exceptions, including an exception that permits PifCo to grant liens in respect of indebtedness the principal amount of which, in the aggregate, together with all other liens not otherwise described in a specific exception, does not exceed 15% of PifCo’s consolidated total assets (as determined in accordance with U.S. GAAP) at any time as at which PifCo’s balance sheet is prepared and published in accordance with applicable law.

Limitation on Consolidation, Merger, Sale or Conveyance

PifCo will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of PifCo) to merge with or into it unless:

•	either PifCo is the continuing entity or the person (the “successor company”) formed by the consolidation or into which PifCo is merged or that acquired or leased the property or assets of PifCo will assume (jointly and severally with PifCo unless PifCo will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which will be previously approved by the trustee), all of PifCo’s obligations under the indenture and the notes;

•	the successor company (jointly and severally with PifCo unless PifCo will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each noteholder against any tax, assessment or governmental charge thereafter imposed on the noteholder solely as a consequence of the consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest, the notes;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	PifCo has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and the first supplemental indenture, comply with the terms of the indenture and that all conditions precedent provided for in the indenture and relating to the transaction have been complied with; and

•	PifCo must deliver a notice to the trustee describing that transaction to Moody’s to the extent that Moody’s is at that time rating the notes.

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the notes will have occurred and be continuing at the time of the proposed transaction or would result from the transaction:

•	PifCo may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of PifCo or

Petrobras in cases when PifCo is the surviving entity in the transaction and the transaction would not have a material adverse effect on PifCo and its subsidiaries taken as a whole, it being understood that if PifCo is not the surviving entity, PifCo will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of PifCo may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than PifCo or any of its subsidiaries or affiliates) in cases when the transaction would not have a material adverse effect on PifCo and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of PifCo may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of PifCo or Petrobras; or

•	any direct or indirect subsidiary of PifCo may liquidate or dissolve if PifCo determines in good faith that the liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on PifCo and its subsidiaries taken as a whole and if the liquidation or dissolution is part of a corporate reorganization of PifCo or Petrobras.

PifCo may omit to comply with any term, provision or condition set forth in certain covenants or any term, provision or condition of the indenture, if before the time for the compliance the holders of at least a majority in principal amount of the outstanding notes waive the compliance, but no waiver can operate except to the extent expressly waived, and, until a waiver becomes effective, PifCo’s obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

As used above, the following terms have the meanings set forth below:

“indebtedness” means any obligation (whether present or future, actual or contingent and including any guarantee) for the payment or repayment of money that has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the United States, would be a capital lease obligation).

A “guarantee” means an obligation of a person to pay the indebtedness of another person including, without limitation:

•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.

A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

A “PifCo permitted lien” means a:

(a) lien arising by operation of law, such as merchants’, maritime or other similar liens arising in PifCo’s ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(b) lien arising from PifCo’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with PifCo’s past practice;

(c) lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(d) lien granted upon or with respect to any assets hereafter acquired by PifCo or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured does not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;

(e) lien granted in connection with indebtedness of a wholly-owned subsidiary owing to PifCo or another wholly-owned subsidiary;

(f) lien existing on any asset or on any stock of any subsidiary prior to the acquisition thereof by PifCo or any subsidiary, so long as the lien is not created in anticipation of that acquisition;

(g) lien existing as of the date of the indenture;

(h) lien resulting from the indenture or the standby purchase agreement, if any;

(i) lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by PifCo, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on those securities for a period of up to 24 months as required by any rating agency as a condition to the rating agency rating those securities as investment grade;

(j) lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by lien referred to in paragraphs (a) through (j) above (but not paragraph (d)), so long as the lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b), (c) and (f), the obligees meet the requirements of the applicable paragraph; and

(k) lien in respect of indebtedness the principal amount of which in the aggregate, together with all other liens not otherwise qualifying as PifCo permitted liens pursuant to another part of this definition of PifCo permitted liens, does not exceed 15% of PifCo’s consolidated total assets (as determined in accordance with U.S. GAAP) at any date as at which PifCo’s balance sheet is prepared and published in accordance with applicable law.

A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.

Optional Redemption

We will not be permitted to redeem the notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund — meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, you will not be entitled to require us to repurchase your notes from you before the stated maturity.

Optional Redemption With “Make-Whole” Amount

We will have the right at our option to redeem any of the notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (the “Make-Whole Amount”), plus in each case accrued interest on the principal amount of the notes to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and UBS Securities LLC or their affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by us in writing; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes of any series are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as set forth in the indenture.

Redemption for Taxation Reasons

The Optional Tax Redemption set forth in the base prospectus shall apply with the reincorporation of PifCo being treated as the adoption of a successor entity. Such redemption shall not be available if the reincorporation was performed in anticipation of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties in such new jurisdiction of incorporation that would result in the obligation to pay additional amounts.

Further Issuances

The indenture by its terms does not limit the aggregate principal amount of notes that may be issued under it and permits the issuance, from time to time, of additional notes (also referred to as add-on notes) of the same series as is being offered under this prospectus supplement. The ability to issue add-on notes is subject to several requirements, however, including that (i) no event of default under the indenture or event that with the passage of time or other action may become an event of default (such event being a “default”) will have occurred and then be continuing or will occur as a result of that additional issuance and (ii) the add-on notes will rank pari passu and have equivalent terms and benefits as the notes offered under this prospectus supplement except for the price to the public and the issue date. Any add-on notes will be part of the same series as the notes that PifCo is currently offering and the noteholders will vote on all matters in relation to the notes as a single series.

Covenant Defeasance

Any restrictive covenants of the indenture may be defeased only as described in the accompanying prospectus.

Conversion

The notes will not be convertible into, or exchangeable for, any other securities.

Listing

PifCo will apply for a listing of the notes on the NYSE at some time after the closing date, but there is no certainty that an application will be made or that the listing will be approved by the NYSE.

Currency Rate Indemnity

PifCo has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any notes is expressed in a currency (the “judgment currency”) other than U.S. Dollars (the “denomination currency”), PifCo will indemnify the relevant noteholder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from PifCo’s other obligations under the indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant note or under any judgment or order described above.

The Trustee and the Paying Agent

The Bank of New York, a New York banking corporation, is the trustee under the indenture and has been appointed by PifCo as registrar and paying agent with respect to the notes. The address of the trustee is 101 Barclay Street, 4E, New York, New York, 10286. PifCo will at all times maintain a paying agent in New York City until the notes are paid.

Any corporation or association into which the trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act.

CLEARANCE AND SETTLEMENT

Book-Entry Issuance

Except under the limited circumstances described below, all notes will be book-entry notes. This means that the actual purchasers of the notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive (paper) form. Instead, upon issuance, all the notes will be represented by one or more fully registered global notes.

Each global note will be deposited directly with The Depository Trust Company, or “DTC,” a securities depositary, and will be registered in the name of DTC’s nominee. Global notes may also be deposited indirectly with Clearstream, Luxembourg and Euroclear, as indirect participants of DTC. For background information regarding DTC and Clearstream, Luxembourg and Euroclear, see “— Depository Trust Company” and “— Clearstream, Luxembourg and Euroclear” below. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of the notes for purposes of the indenture. For an explanation of the situations in which a global note will terminate and interests in it will be exchanged for physical certificates representing the notes, see “Legal Ownership — Global Securities” in the accompanying prospectus.

The registration of the global notes in the name of DTC’s nominee will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held in the United States, is used because it eliminates the need for physical movement of securities certificates. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability of holders to transfer the notes.

In this prospectus supplement, unless and until definitive (paper) notes are issued to the beneficial owners as described below, all references to “holders” of notes or “noteholders” shall mean DTC. PifCo, Petrobras, the trustee and any paying agent, transfer agent or registrar may treat DTC as the absolute owner of the notes for all purposes.

Primary Distribution

Payment Procedures

Payment for the notes will be made on a delivery versus payment basis.

Clearance and Settlement Procedures

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System. Securities will be credited to the securities custody accounts of these DTC participants against payment in the same-day funds, for payments in U.S. Dollars, on the settlement date.

Secondary Market Trading

We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System. If payment is made in U.S. Dollars, settlement will be free of payment. If payment is made in other than U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

The Depository Trust Company

The policies of DTC will govern payments, transfers, exchange and other matters relating to the beneficial owner’s interest in notes held by that owner. Neither the trustee nor we have any responsibility for any aspect of the actions of DTC or any of their direct or indirect participants. Neither the trustee nor we have any responsibility for any aspect of the records kept by DTC or any of their direct or indirect participants. In addition, neither the trustee nor we supervise DTC in any way. DTC and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC and its participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

DTC has advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealer and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg and Euroclear

Clearstream, Luxembourg has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

Clearance and Settlement Procedures

We understand that investors that hold their debt securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Debt securities will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Brazil.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States or Brazil. U.S. and Brazilian investors who wish to transfer their interests in the debt securities, or to make or receive a payment or delivery of the debt securities on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of participants in Clearstream, Luxembourg or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

THE STANDBY PURCHASE AGREEMENT

In connection with the execution and delivery of the first supplemental indenture and the notes offered by this prospectus supplement, Petrobras will enter into a standby purchase agreement with the trustee for the benefit of the noteholders. The standby purchase agreement will provide that, in the event of a nonpayment of principal, interest and other amounts on the notes, Petrobras will be required to purchase the noteholders’ rights to receive those payments on the terms and conditions described below. The first supplemental indenture provides that the standby purchase agreement will be considered part of the indenture. As a result, the holders of the notes will have the benefit of the standby purchase agreement. The standby purchase agreement is designed to function in a manner similar to a guarantee and obligates Petrobras to make the payments discussed in this prospectus supplement. See “Description of the Standby Purchase Agreements” in the accompanying prospectus.

The following summary describes the material provisions of the standby purchase agreement. You should read the more detailed provisions of the applicable standby purchase agreement, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of such standby purchase agreement.

General

In connection with the execution and delivery of a supplemental indenture, Petrobras will enter into a standby purchase agreement with the trustee for the benefit of the noteholders. The standby purchase agreement will provide that, in the event of a nonpayment of principal, interest and other amounts on the notes, Petrobras will be required to purchase the noteholders’ rights to receive those payments on the terms and conditions described below. The applicable supplemental indenture will provide that the standby purchase agreement will be considered part of the indenture. As a result, the holders of the notes will have the benefit of the standby purchase agreement. The standby purchase agreement is designed to function in a manner similar to a guarantee and obligates Petrobras to make the payments under debt securities or debt warrants.

Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PIFCO’s obligations under the debt securities or debt warrants and Petrobras’ obligations under the standby purchase agreement.

Ranking

The obligations of Petrobras under the standby purchase agreement will constitute general unsecured obligations of Petrobras which at all times will rank pari passu with all other senior unsecured obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the standby purchase agreement.

Purchase Obligations

Partial Purchase Payment

In the event that, prior to the maturity date of the debt securities or debt warrants, PIFCo fails to make any payment on the debt securities or debt warrants on the date that payment is due under the terms of the debt securities or debt warrants and the indenture (which we refer to as the “partial non-payment due date”), other than in the case of an acceleration of that payment in accordance with the indenture:

•	Petrobras will be obligated to pay immediately to the trustee, for the benefit of the noteholders under the indenture, the amount that PIFCo was required to pay but failed to pay on that date (which we refer to as the “partial non-payment amount”); and

•	the trustee will provide notice to Petrobras of the failure of PIFCo to make that payment.

To the extent that Petrobras fails to pay the partial non-payment amount immediately when required, Petrobras will be obligated to pay, in addition to that amount, interest on that amount at the default rate from the partial non-payment due date to and including the actual date of payment by Petrobras. We refer to this interest as the “partial non-payment overdue interest” and, together with the partial non-payment amount, as the “partial non-payment amount with interest.”

Payment of the partial non-payment amount with interest will be in exchange for the purchase by Petrobras of the rights of the noteholders to receive that amount from PIFCo. The noteholders will have no right to retain those rights, and, following the purchase and sale described above, the debt securities or debt warrants will remain outstanding with all amounts due in respect of the debt securities or debt warrants adjusted to reflect the purchase, sale and payment described above. Upon any such payment, Petrobras will be subrogated to the noteholders to the extent of any such payment.

The obligation of Petrobras to pay the partial non-payment amount with interest will be absolute and unconditional upon failure of PIFCo to make, prior to the maturity date of the debt securities or debt warrants, any payment on the debt securities or debt warrants on the date any such payment is due. All amounts payable by Petrobras under the standby purchase agreement in respect of any partial non-payment amount with interest will be payable in U.S. Dollars and in immediately available funds to the trustee. Petrobras will not be relieved of its obligations under the standby purchase agreement unless and until the trustee indefeasibly receives all amounts required to be paid by Petrobras under the standby purchase agreement (and any related event of default under the indenture has been cured), including payment of the partial nonpayment overdue interest as described in this prospectus supplement.

Total Purchase Payment

In the event that, at the maturity date of the debt securities or debt warrants (including upon any acceleration of the maturity date in accordance with the terms of the indenture), PIFCo fails to make any payment on the debt securities or debt warrants on the date that payment is due (which we refer to as the “total non-payment due date”),

•	Petrobras will be obligated to pay immediately to the trustee, for the benefit of the noteholders under the indenture, the amount that PIFCo was required to pay but failed to pay on that date (which we refer to as the “total non-payment amount”); and

•	the trustee will provide notice to Petrobras of the failure of PIFCo to make that payment.

To the extent that Petrobras fails to pay the total non-payment amount immediately when required, Petrobras will be obligated to pay, in addition to that amount, interest on that amount at the default rate from the total non-payment due date to and including the actual date of payment by Petrobras. We refer to this interest as the “total non-payment overdue interest” and, together with the total non-payment amount, as the “total non-payment amount with interest.”

Payment of the total non-payment amount with interest by Petrobras will be in exchange for the purchase by Petrobras of the rights of the noteholders to receive that amount from PIFCo. The noteholders will have no right to retain those rights, and, following the purchase and sale described above, Petrobras will be subrogated to the noteholders to the extent of any such payment.

The obligation of Petrobras to pay the total non-payment amount with interest will be absolute and unconditional upon failure of PIFCo to make, at the maturity date of the debt securities or debt warrants, or earlier upon any acceleration of the debt securities or debt warrants in accordance with the terms of the indenture, any payment in respect of principal, interest or other amounts due under the indenture and the debt securities or debt warrants on the date any such payment is due. All amounts payable by Petrobras under the standby purchase agreement in respect of any total nonpayment amount with interest will be payable in U.S. Dollars and in immediately available funds to the trustee. Petrobras will not be relieved of its obligations under the standby purchase agreement unless and until the trustee receives all amounts required to be paid by Petrobras under the standby purchase agreement (and any related event of default under the indenture has been cured), including payment of the total non-payment overdue interest.

Covenants

For so long as any of the debt securities or debt warrants are outstanding and Petrobras has obligations under the standby purchase agreement, Petrobras will, and will cause each of its subsidiaries to, comply with the terms of the covenants set forth below:

Performance Obligations Under the Standby Purchase Agreement and Indenture

Petrobras will pay all amounts owed by it and comply with all its other obligations under the terms of the standby purchase agreement and the indenture in accordance with the terms of those agreements.

Maintenance of Corporate Existence

Petrobras will, and will cause each of its subsidiaries to, maintain in effect its corporate existence and all necessary registrations and take all actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations. However, this covenant will not require Petrobras or any of its subsidiaries to maintain any such right, privilege, title to property or franchise or require Petrobras to preserve the corporate existence of any subsidiary, if the failure to do so does not, and will not, have a material adverse effect on Petrobras and its subsidiaries taken as a whole or have a materially adverse effect on the rights of the holders of the notes.

Maintenance of Office or Agency

So long as any of the notes are outstanding, Petrobras will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices to and demands upon Petrobras in respect of the standby purchase agreement may be served. Initially this office will be located at Petrobras’ existing principal U.S. office at 570 Lexington Avenue, 43rd Floor, New York, New York 10022-6837. Petrobras will agree not to change the designation of their office without prior notice to the trustee and designation of a replacement office in the same general location.

Ranking

Petrobras will ensure at all times that its obligations under the standby purchase agreement will be its general senior unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all other present and future senior unsecured and unsubordinated obligations of Petrobras (other than obligations preferred by statute or by operation of law) that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the standby purchase agreement.

Notice of Certain Events

Petrobras will give notice to the trustee, as soon as is practicable and in any event within ten calendar days after Petrobras becomes aware, or should reasonably become aware, of the occurrence of any event of default or a default under the indenture, accompanied by a certificate of Petrobras setting forth the details of that event of default or default and stating what action Petrobras proposes to take with respect to it.

Limitation on Consolidation, Merger, Sale or Conveyance

Petrobras will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of Petrobras) to merge with or into it unless:

•	either Petrobras is the continuing entity or the person (the “successor company”) formed by such consolidation or into which Petrobras is merged or that acquired or leased such property or assets of Petrobras will be a corporation organized and validly existing under the laws of Brazil and will assume (jointly and severally with Petrobras unless Petrobras will have ceased to exist as a result of such merger, consolidation or amalgamation), by an amendment to the standby purchase agreement (the form and substance of which will be previously approved by the trustee), all of Petrobras’ obligations under the standby purchase agreement;

•	the successor company (jointly and severally with Petrobras unless Petrobras will have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify each noteholder against any tax, assessment or governmental charge thereafter imposed on such noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the debt securities or debt warrants;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	Petrobras has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and the amendment to the standby purchase agreement comply with the terms of the standby purchase agreement and that all conditions precedent provided for in the standby purchase agreement and relating to such transaction have been complied with; and

•	Petrobras has delivered notice of any such transaction to Moody’s describing that transaction to Moody’s to the extent that Moody’s is at that time rating the debt securities or debt warrants.

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the debt securities or debt warrants has occurred and is continuing at the time of such proposed transaction or would result from it:

•	Petrobras may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of Petrobras in cases when Petrobras is the surviving entity in such transaction and such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as whole, it being understood that if Petrobras is not the surviving entity, Petrobras will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than Petrobras or any of its subsidiaries or affiliates) in cases when such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of Petrobras; or

•	any direct or indirect subsidiary of Petrobras may liquidate or dissolve if Petrobras determines in good faith that such liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on Petrobras and its subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of Petrobras.

Negative Pledge

So long as any note remains outstanding, Petrobras will not create or permit any lien, other than a Petrobras permitted lien, on any of its assets to secure (i) any of its indebtedness or (ii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably its obligations under the standby purchase agreement or Petrobras provides other security for its obligations under the standby purchase agreement as is duly approved by a resolution of the noteholders in accordance with the indenture. In addition, Petrobras will not allow any of its subsidiaries to create or permit any lien, other than a Petrobras permitted lien, on any of Petrobras’ assets to secure (i) any of its indebtedness, (ii) any of the subsidiary’s indebtedness or (iii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably Petrobras’ obligations under the standby purchase agreement or Petrobras provides such other security for its obligations under the standby purchase agreement as is duly approved by a resolution of the noteholders in accordance with the indenture.

As used in this “Negative Pledge” section, the following terms have the respective meanings set forth below:

A “guarantee” means an obligation of a person to pay the indebtedness of another person including without limitation:

•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money, to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.

“Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).

A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

A “project financing” of any project means the incurrence of indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more qualifying assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such indebtedness.

A “qualifying asset” in relation to any project means:

•	any concession, authorization or other legal right granted by any governmental authority to Petrobras or any of Petrobras’ subsidiaries, or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;

•	any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;

•	any revenues or claims that arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the project financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;

•	any oil, gas, petrochemical or other hydrocarbon-based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the project financing required, as a condition therefore, recourse as security in addition to that produced or processed by such project; and

•	shares or other ownership interest in, and any subordinated debt rights owing to Petrobras by, a special purpose company formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.

A “Petrobras permitted lien” means a:

(a) lien granted in respect of indebtedness owed to the Brazilian government, Banco Nacional de Desenvolvimento Econômico e Social or any official government agency or department of Brazil or of any state or region of Brazil;

(b) lien arising by operation of law, such as merchants’, maritime or other similar liens arising in Petrobras’ ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(c) lien arising from Petrobras’ obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with Petrobras’ past practice;

(d) lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(e) lien granted upon or with respect to any assets hereafter acquired by Petrobras or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured will not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;

(f) lien granted in connection with the indebtedness of a wholly-owned subsidiary owing to Petrobras or another wholly-owned subsidiary;

(g) lien existing on any asset or on any stock of any subsidiary prior to its acquisition by Petrobras or any subsidiary so long as that lien is not created in anticipation of that acquisition;

(h) lien over any qualifying asset relating to a project financed by, and securing indebtedness incurred in connection with, the project financing of that project by Petrobras, any of Petrobras’ subsidiaries or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;

(i) lien existing as of the date of the indenture;

(j) lien resulting from the transaction documents;

(k) lien, incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by PIFCo, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any rating agency as a condition to such rating agency rating such securities investment grade, or as is otherwise consistent with market conditions at such time, as such conditions are satisfactorily demonstrated to the trustee;

(l) lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by any lien referred to in paragraphs (a) through (k) above (but not paragraph (d)), provided that such lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b), (c) and (f), the obligees meet the requirements of that paragraph, and in the case of paragraph (h), the indebtedness is incurred in connection with a project financing by Petrobras, any of Petrobras’ subsidiaries or any consortium or other venture in which Petrobras or any subsidiary have any ownership or other similar interest; and

(m) lien in respect of indebtedness the principal amount of which in the aggregate, together with all liens not otherwise qualifying as Petrobras permitted liens pursuant to another part of this definition of Petrobras permitted liens, does not exceed 15% of Petrobras’ consolidated total assets (as determined in accordance with U.S. GAAP) at any date as at which Petrobras’ balance sheet is prepared and published in accordance with applicable law.

A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.

Provision of Financial Statements and Reports

Petrobras will provide to the trustee, in English or accompanied by a certified English translation thereof, (i) within 90 calendar days after the end of each fiscal quarter (other than the fourth quarter), its unaudited and consolidated balance sheet and statement of income calculated in accordance with U.S. GAAP, (ii) within 120 calendar days after the end of each fiscal year, its audited and consolidated balance sheet and statement of income calculated in accordance with U.S. GAAP and (iii) such other financial data as the trustee may reasonably request. Petrobras will provide, together with each of the financial statements delivered hereunder, an officers’ certificate stating that a review of Petrobras’ and PIFCo’s activities has been made during the period covered by such financial statements with a view to determining whether Petrobras and PIFCo have kept, observed, performed and fulfilled their covenants and agreements under the standby purchase agreement and the indenture, as applicable, and that no event of default has occurred during such period. In addition, whether or not Petrobras is required to file reports with the SEC, Petrobras will file with the SEC and deliver to the trustee (for redelivery to all holders of debt securities or debt warrants) all reports and other information it would be required to file with the SEC under the Exchange Act if it were subject to those regulations. If the SEC does not permit the filing described above, Petrobras will provide annual and interim reports and other information to the trustee within the same time periods that would be applicable if Petrobras were required and permitted to file these reports with the SEC.

Additional Amounts

Except as provided below, Petrobras will make all payments of amounts due under the standby purchase agreement and each other document entered into in connection with the standby purchase agreement without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PIFCo’s incorporation or any other jurisdiction in which PIFCo appoints a paying agent under the indenture, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If Petrobras is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, Petrobras will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the noteholders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction.

Petrobras will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):

•	the noteholder has a connection with the taxing jurisdiction other than merely holding the debt securities or debt warrants or receiving principal or interest payments on the debt securities or debt warrants (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•	the noteholder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if (x) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge, (y) the noteholder is able to comply with such requirements without undue hardship and (z) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty will apply, Petrobras has notified all noteholders that they will be required to comply with such requirements;

•	the noteholder fails to present (where presentation is required) its note within 30 calendar days after Petrobras has made available to the noteholder a payment under the standby purchase agreement, provided that Petrobras will pay additional amounts which a noteholder would have been entitled to had the note owned by such noteholder been presented on any day (including the last day) within such 30 calendar day period;

•	any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges;

•	where such taxes, levies, deductions or other government charges are imposed on a payment on the debt securities or debt warrants to an individual and are required to be made pursuant to any European Council Union Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

•	where the noteholder could have avoided such taxes, levies, deductions or other government charges by requesting that a payment on the debt securities or debt warrants be made by, or presenting the relevant debt securities or debt warrants for payment to, another paying agent of Petrobras located in a member state of the European Union; or

•	where the noteholder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such noteholder.

Petrobras undertakes that, if European Council Directive 2003/48/EC or any other Directive implementing the conclusions of ECOFIN council meeting of November 26-27, 2000 is brought into effect, Petrobras will ensure that it maintains a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Directive.

Petrobras will pay any stamp, administrative, excise or property taxes arising in a taxing jurisdiction in connection with the execution, delivery, enforcement or registration of the debt securities or debt warrants and will indemnify the noteholders for any such stamp, administrative, excise or property taxes paid by noteholders.

Events of Default

There are no events of default under the standby purchase agreement. The first supplemental indenture, however, contains events of default relating to Petrobras that may trigger an event of default and acceleration of the debt securities or debt warrants. See “Description of Debt Securities — Default and Related Matters — Events of Default.” Upon any such acceleration (including any acceleration arising out of the insolvency or similar events relating to Petrobras), if PIFCo fails to pay all amounts then due under the debt securities or debt warrants and the indenture, Petrobras will be obligated to make a total purchase payment as described above.

Amendments

The standby purchase agreement may only be amended or waived in accordance with its terms pursuant to a written document which has been duly executed and delivered by Petrobras and the trustee, acting on behalf of the holders of the debt securities or debt warrants. Because the standby purchase agreement forms part of the indenture, it may be amended by Petrobras and the trustee, in some cases without the consent of the holders of the debt securities or debt warrants.

Except as contemplated above, the indenture will provide that the trustee may execute and deliver any other amendment to the standby purchase agreement or grant any waiver thereof only with the consent of the noteholders of a majority in aggregate principal amount of the debt securities or debt warrants then outstanding.

Governing Law

The standby purchase agreement will be governed by the laws of the State of New York.

Jurisdiction

Petrobras has consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, New York, United States and any appellate court from any thereof. Service of process in any action or proceeding brought in such New York State federal court sitting in New York City may be served upon Petrobras at Petrobras’ New York office. The standby purchase agreement provides that if Petrobras no longer maintains an office in New York City, then it will appoint a replacement process agent within New York City as its authorized agent upon which process may be served in any action or proceeding.

Waiver of Immunities

To the extent that Petrobras may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with the standby purchase agreement (or any document delivered pursuant thereto) and to the extent that in any jurisdiction there may be immunity attributed to Petrobras, PIFCo or their assets, whether or not claimed, Petrobras has irrevocably agreed with the trustee, for the benefit of the noteholders, not to claim, and to irrevocably waive, the immunity to the full extent permitted by law.

Currency Rate Indemnity

Petrobras has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any of its obligations under the standby purchase agreement is expressed in a currency (the “judgment currency”) other than U.S. Dollars (the “denomination currency”), Petrobras will indemnify the trustee, on behalf of the noteholders, against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from Petrobras’ other obligations under the standby purchase agreement, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect.

PLAN OF DISTRIBUTION

Under the terms and subject to the conditions contained in the underwriting agreement dated October 29, 2007 by and among PifCo, Petrobras, Citigroup Global Markets Inc., with offices at 388 Greenwich Street, New York, NY 10013, Banco Itaú Europa, S.A. — London Branch, with offices at 17, Dominion Street, 6th Floor, EC2M 2EF, London, England and UBS Securities LLC, with offices at 299 Park Avenue, New York, NY 10171, as underwriters, each underwriter has agreed to purchase, and PifCo has agreed to sell to the underwriters, the number of notes set forth opposite the name of such underwriters below:

Underwriters	Principal Amount of Notes

Citigroup Global Markets Inc.	U.S. $
UBS Securities LLC
Banco Itaú Europa, S.A. — London Branch

Total	U.S. $

PifCo has granted to the underwriters an option to purchase up to an additional 7.5%, or U.S.$ aggregate principal amount, of the notes to cover over-allotments, if any. The underwriters may exercise this option any time prior to the           day from the date of the closing of this offering.

The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the notes is subject to, among other conditions, the delivery of certain legal opinions by its counsel. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any notes are taken. The notes will initially be offered at the price indicated on the cover page of this prospectus supplement. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.

The underwriting agreement provides that PifCo will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and will contribute to payments the underwriters may be required to make in respect of the underwriting agreement.

PifCo has been advised by the underwriters that the underwriters intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. In addition, such market-making activity will be subject to the limits imposed by the Exchange Act. Accordingly, no assurance can be given as to the liquidity of, or the development or continuation of trading markets for, the notes.

In connection with this offering, certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may bid for and purchase notes in the open market to stabilize the price of the notes. The underwriters may also over-allot this offering, creating a short position, and may bid for and purchase notes in the open market to cover the short position. In addition, the underwriters may bid for and purchase the notes in market-making transactions and impose penalty bids. These activities may stabilize and maintain the market price of the notes above market levels that may otherwise prevail. The underwriters are not required to engage in these activities, and may end these activities at any time.

The underwriters have from time to time in the past provided, and may in the future provide, investment banking, financial advisory and other services to Petrobras, PifCo and Petrobras’ or PifCo’s affiliates for which the underwriters have received or expect to receive customary fees.

Banco Itaú Europa, S.A. is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the notes in the United States, it will do so through one or more U.S. registered broker-dealers.

European Economic Area

In relation to each Member State that has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any bonds which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any bonds may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of PifCo for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of bonds shall result in a requirement for the publication by PifCo or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any bonds to be offered so as to enable an investor to decide to purchase any bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

United Kingdom

The underwriters have represented and agreed that: (i) they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the UK Financial Services and Markets Act 2000 (the “FSMA”) received by them in connection with the issue or sale of any bonds in circumstances in which Section 21(1) of the FSMA does not apply to PifCo and (ii) they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the bonds in, from or otherwise involving the United Kingdom.

The bonds are offered for sale in the United States and other jurisdictions where it is legal to make these offers. The distribution of this prospectus supplement and the accompanying prospectus, and the offering of the bonds in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come and investors in the bonds should inform themselves about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

The underwriters have agreed that they have not offered, sold or delivered, and they will not offer, sell or deliver any of the bonds, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the bonds, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of the underwriters, after reasonable investigation, result in compliance with the applicable laws and regulations of such jurisdiction and which will not impose any obligations on PifCo except as set forth in the underwriting agreement.

Neither PifCo nor the underwriters have represented that the bonds may be lawfully sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption, or assumes any responsibility for facilitating these sales.

The expenses of the offering, excluding the underwriting discount, are estimated to be U.S.$500,000 and will be borne by PifCo.

The underwriters propose to offer the notes initially at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a selling concession not in excess of 0.40% of the principal amount of the notes. After the initial public offering of the notes, the public offering price and concession and discount to dealers may be changed.

In compliance with NASD guidelines, the maximum compensation to the underwriters or agents in connection with the sale of the notes pursuant to this prospectus supplement and the accompanying prospectus will not exceed 8% of the aggregate total offering price to the public of the notes as set forth on the cover page of this prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

TAXATION

U.S. Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE ISSUER IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE ISSUER OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain U.S. federal income tax considerations that may be relevant to a beneficial owner of a note that is, for U.S. federal income tax purposes, a citizen or resident of the United States, a domestic corporation or an entity otherwise subject to U.S. federal income taxation on a net income basis in respect of the note (a “U.S. Holder”). This summary addresses only U.S. Holders that purchase notes at their issue price as part of the initial offering, and that hold such notes as capital assets. The summary does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. Dollar. A “Non-U.S. Holder” is a beneficial owner of the notes (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the notes, then the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the tax consequences of acquiring, owning and disposing of the notes.

This summary is based on the Code, existing, proposed and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing are subject to change (possibly with retroactive effect) or to differing interpretations, which could affect the U.S. federal income tax consequences described herein.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION TO THEIR PARTICULAR CIRCUMSTANCES OF THE U.S. FEDERAL INCOME TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE APPLICATION OF U.S. FEDERAL ESTATE, GIFT AND ALTERNATIVE MINUMUM TAX LAWS, U.S. STATE AND LOCAL TAX LAWS AND FOREIGN TAX LAWS.

Payments of Interest and Additional Amounts

Payments of interest on a note (which may include additional amounts) generally will be taxable to a U.S. Holder as ordinary interest income when such interest is accrued or received, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Interest income in respect of the notes generally will constitute foreign-source income for purposes of computing the foreign tax credit allowable under the U.S. federal income tax laws. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Such income generally will constitute “passive category income” for foreign tax credit purposes for taxable years beginning after December 31, 2006 and “passive income (unless withholding tax is imposed at a rate of 5% or more, in which case, such income generally will constitute “high withholding tax interest,”) for taxable years beginning before January 2007. The calculation and availability of foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the availability of such deduction involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. In addition, foreign tax credits generally will not be allowed for certain short-term or hedged positions in the notes. U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits or deductions in respect of foreign taxes and the treatment of additional amounts.

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on interest income earned in respect of notes unless such income is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

Sale or Disposition of Notes

A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, retirement or other taxable disposition of a note in an amount equal to the difference between the amount realized upon such disposition (other than amounts attributable to accrued but unpaid interest, which will be taxed as ordinary income) and such U.S. Holder’s tax basis in the note. Gain or loss realized by a U.S. Holder on the disposition of a note generally will be long-term capital gain or loss if, at the time of the disposition, the note has been held for more than one year. The net amount of long-term capital gain realized by an individual U.S. Holder generally is subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations. Capital gain or loss recognized by a U.S. Holder generally will be U.S. source gain or loss. Consequently, if any such gain is subject to foreign withholding tax, a U.S. Holder may not be able to credit the tax against its U.S. federal tax liability unless such credit can be applied (subject to applicable limitation) against tax due on other income treated as derived from foreign sources. U.S. Holders should consult their own tax advisors as to the foreign tax credit implications of a disposition of the notes.

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition of notes unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or (ii) in the case of gain realized by an individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Backup Withholding and Information Reporting

Payments in respect of the notes that are paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless the U.S. Holder (i) is a corporation or other exempt recipient, and demonstrates this fact when so required, or (ii) provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding collected from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, and may entitle the U.S. Holder to a refund, provided that certain required information is timely furnished to the Internal Revenue Service.

Although Non-U.S. Holders generally are exempt from backup withholding, a Non-U.S. Holder may, in certain circumstances, be required to comply with certification procedures to prove entitlement to this exemption.

Brazilian Tax Considerations

The following discussion is a summary of the Brazilian tax considerations relating to an investment in the notes by a nonresident of Brazil. The discussion is based on the tax laws of Brazil as in effect on the date of this prospectus supplement and is subject to any change in Brazilian law that may come into effect after such date. The information set forth below is intended to be a general discussion only and does not address all possible tax consequences relating to an investment in the notes.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE CONSEQUENCES OF PURCHASING THE NOTES, INCLUDING, WITHOUT LIMITATION, THE CONSEQUENCES OF THE RECEIPT OF INTEREST AND THE SALE, REDEMPTION OR REPAYMENT OF THE NOTES OR COUPONS.

Generally, an individual, entity, trust or organization domiciled for tax purposes outside Brazil, or a “Nonresident,” is taxed in Brazil only when income is derived from Brazilian sources. Therefore, any gains or interest (including original issue discount), fees, commissions, expenses and any other income paid by PifCo in respect of the notes issued by it in favor of Nonresident noteholders are not subject to Brazilian taxes.

Interest, fees, commissions, expenses and any other income payable by a Brazilian resident to a Nonresident are generally subject to income tax withheld at source. The rate of withholding tax in respect of interest payments is 15% or such other lower rate as provided for in an applicable tax treaty between Brazil and another country. If the recipient of the payment is domiciled in a tax haven jurisdiction, as defined by Brazilian tax regulations, the rate of withholding tax in respect of interest payments will be 25%.

If the payments with respect to the notes are made by Petrobras, as provided for in the standby purchase agreement, the noteholders will be indemnified so that, after payment of all applicable Brazilian taxes collectable by withholding, deduction or otherwise, with respect to principal, interest and additional amounts payable with respect to the notes (plus any interest and penalties thereon), a noteholder will retain an amount equal to the amounts that such noteholder would have retained had no such Brazilian taxes (plus interest and penalties thereon) been payable. The Brazilian obligor will, subject to certain exceptions, pay additional amounts in respect of such withholding or deduction so that the holder receives the net amount due.

Gains on the sale or other disposition of the notes made outside Brazil by a Nonresident, other than a branch or a subsidiary of Brazilian resident, to another Nonresident are not subject to Brazilian taxes. Gains made by a Brazilian Nonresident from the sale or other disposition of these notes to a Brazilian resident, subject to certain assumptions and conditions, are not subject to Brazilian taxes.

Generally, there are no inheritance, gift, succession, stamp, or other similar taxes in Brazil with respect to the ownership, transfer, assignment or any other disposition of the notes by a Nonresident, except for gift and inheritance taxes imposed by some Brazilian states on gifts or bequests by individuals or entities not domiciled or residing in Brazil to individuals or entities domiciled or residing within such states.

Cayman Islands Tax Considerations

The Cayman Islands currently have no exchange control restrictions and no income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax applicable to PifCo or any holder of notes issued by PifCo. Accordingly, payment of principal of (including any premium) and interest on, and any transfer of, the notes will not be subject to taxation in the Cayman Islands; no Cayman Islands withholding tax will be required on such payments to any holder of a note; and gains derived from the sale of notes will not be subject to Cayman Islands capital gains tax. The Cayman Islands are not party to any double taxation treaties.

No stamp duties or similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution and issue of notes by PifCo unless they are executed in or brought within (for example, for the purposes of enforcement) the jurisdiction of the Cayman Islands, in which case stamp duty of 0.25% of the face amount of the notes may be payable on each note (up to a maximum of 250 Cayman Islands Dollars (“CI$”) (U.S.$312.50)) unless stamp duty of CI$500 (U.S.$625.00) has been paid in respect of the entire issue of notes.

The foregoing conversions of Cayman Island Dollars to U.S. Dollars have been made on the currently applicable basis of U.S.$1.25 = CI$1.00.

European Union Savings Directive

The EU has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required from July 1, 2005 to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

LEGAL MATTERS

Walkers, special Cayman Islands counsel for PifCo, will pass upon the validity of the notes and the indenture for PifCo and the underwriters as to certain matters of Cayman Islands law. Mr. Nilton de Almeida Maia, Petrobras’ general counsel, will pass upon, for PifCo and Petrobras, certain matters of Brazilian law relating to the notes, the indenture and the standby purchase agreement. The validity of the notes, the indenture and the standby purchase agreement will be passed upon for PifCo and Petrobras by Cleary Gottlieb Steen & Hamilton LLP as to certain matters of New York law.

Machado, Meyer, Sendacz e Opice — Advogados will pass upon the validity of the indenture and the standby purchase agreement for the underwriters as to certain matters of Brazilian law. Shearman & Sterling LLP will pass upon the validity of the notes, the indenture and the standby purchase agreement for the underwriters as to certain matters of New York law.

EXPERTS

The consolidated financial statements of Petrobras (and its subsidiaries) and of PifCo (and its subsidiaries) as of and for the year ended December 31, 2006, and management’s assessments of the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein in reliance upon the report of KPMG Auditores Independentes, an independent registered public accounting firm, which is incorporated by reference herein, and upon the authority of KPMG Auditores Independentes as experts in accounting and auditing. The report covering the December 31, 2006 financial statements of Petrobras (and its subsidiaries) refers to a change in accounting for post retirement benefits resulting from the adoption of Statement of Financial Accounting Standards No. 158.

The consolidated financial statements of Petrobras (and its subsidiaries) and of PifCo (and its subsidiaries) as of and for each of the years in the two-year period ended December 31, 2005, have been incorporated by reference herein in reliance upon the report of Ernst & Young Auditores Independentes S/S, independent registered public accounting firm, which is incorporated by reference herein, and upon the authority of Ernst & Young Auditores Independentes S/S as experts in accounting and auditing.

With respect to the unaudited interim financial information of Petrobras and PifCo for the periods ended June 30, 2007 and 2006, which is incorporated by reference herein, KPMG Auditores Independentes has reported that it applied limited procedures in accordance with professional standards for a review of such information. However, its reports included in the Petrobras Form 6-k furnished to the SEC on September 6, 2007 and PifCo Form 6-k furnished to the SEC on September 6, 2007, and incorporated by reference herein, state that it did not audit and it does not express an opinion on that interim financial information. Accordingly, the degree of reliance on its reports on such information should be restricted in light of the limited nature of the review procedures applied. KPMG Auditores Independentes is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “1933 Act”) for its reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

US$

Petrobras International Finance Company

Payments supported by a standby purchase agreement provided by

Petróleo Brasileiro S.A. — Petrobras
% Global Notes due 2018

PROSPECTUS SUPPLEMENT

CITI	UBS INVESTMENT BANK

BANCO ITAÚ EUROPA

          , 2007

PROSPECTUS

Petróleo Brasileiro S.A. — PETROBRAS

Debt Securities, Warrants,
Preferred Shares,
Preferred Shares represented by American Depositary Shares,
Common Shares,
Common Shares represented by American Depositary Shares,
Mandatory Convertible Securities,
Guarantees and
Standby Purchase Agreements

Petrobras International Finance Company

Debt Securities, accompanied by Guarantees or
Standby Purchase Agreements of Petrobras

Debt Warrants, accompanied by
Guarantees or Standby Purchase Agreements of Petrobras

Petróleo Brasileiro S.A. — Petrobras may from time to time offer debt securities, warrants, preferred shares, common shares, mandatory convertible securities, guarantees and standby purchase agreements, and Petrobras International Finance Company may issue debt securities accompanied by guarantees or standby purchase agreements of Petrobras and debt warrants accompanied by guarantees or standby purchase agreements of Petrobras. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we offer securities, the specific terms of the securities, including the offering price, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

December 18, 2006

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, references to “Petrobras” mean Petróleo Brasileiro S.A. and its consolidated subsidiaries taken as a whole and references to “PIFCo” mean Petrobras International Finance Company and its consolidated subsidiaries taken as a whole. Terms such as “we”, “us” and “our” generally refer to Petróleo Brasileiro S.A. and Petrobras International Finance Company, unless the context requires otherwise.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (which we refer to as the SEC) utilizing a “shelf” registration process. Under this shelf process, Petrobras may sell any combination of debt securities, warrants, preferred shares, common shares and securities mandatorily convertible into its preferred or common shares, and PIFCo may sell debt securities accompanied by guarantees or standby purchase agreements of Petrobras and debt warrants accompanied by guarantees or standby purchase agreements of Petrobras in one or more offerings. Any preferred shares or common shares of Petrobras, in one or more offerings, may be in the form of American depositary shares (which we refer to as ADSs) evidenced by American depositary receipts (which we refer to as ADRs).

This prospectus only provides a general description of the securities that we may offer. Each time we offer securities, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

Many statements made or incorporated by reference in this prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are not based on historical facts and are not assurances of future results. Many of the forward-looking statements contained in this prospectus supplement may be identified by the use of forward-looking words, such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimate” and “potential,” among others. We have made forward-looking statements that address, among other things, our:

•	regional marketing and expansion strategy;

•	drilling and other exploration activities;

•	import and export activities;

•	projected and targeted capital expenditures and other costs, commitments and revenues;

•	liquidity; and

•	development of additional revenue sources.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These factors include:

•	our ability to obtain financing;

•	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	our ability to find, acquire or gain access to additional reserves and to successfully develop our current ones;

•	uncertainties inherent in making estimates of our reserves;

•	competition;

•	technical difficulties in the operation of our equipment and the provision of our services;

•	changes in, or failure to comply with, governmental regulations;

•	receipt of governmental approvals and licenses;

•	international and Brazilian political, economic and social developments;

•	military operations, terrorist attacks, wars or embargoes; and

•	the costs and availability of adequate insurance coverage.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of factors, including those in “Risk Factors” set forth in this prospectus supplement and in documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

PETROBRAS

Petróleo Brasileiro S.A. is a mixed-capital company created pursuant to Law No. 2,004 (effective as of October 3, 1953).

A mixed-capital company is a Brazilian corporation created by special law of which a majority of the voting capital must be owned by the Brazilian federal government, a state or a municipality. Petrobras is controlled by the Brazilian federal government, but its common and preferred shares are publicly traded.

Petrobras is one of the world’s largest integrated oil and gas companies, engaging in a broad range of oil and gas activities.

Petrobras engages in a broad range of activities, which cover the following segments of its operations:

•	Exploration and Production — This segment encompasses exploration, development and production activities in Brazil.

•	Supply — This segment encompasses refining, logistics, transportation and the purchase of crude oil, as well as the purchase and sale of oil products and fuel alcohol. Additionally, this segment includes Petrobras’ petrochemical and fertilizers division, which includes investments in domestic petrochemical companies and Petrobras’ two domestic fertilizer plants.

•	Distribution — This segment encompasses oil product and fuel alcohol distribution activities conducted by Petrobras’ majority owned subsidiary, Petrobras Distribuidora S.A.-BR in Brazil.

•	Natural Gas and Power — This segment encompasses the purchase, sale and transportation of natural gas produced in or imported into Brazil. This segment includes Petrobras’ domestic electric energy commercialization activities as well as investments in domestic natural gas transportation companies, state owned natural gas distributors and thermal electric companies.

•	International — This segment encompasses international activities conducted in several countries, which include Exploration and Production, Supply, Distribution and Gas and Energy.

•	Corporate — This segment includes those activities not attributable to other segments, including corporate financial management, overhead related with central administration and other expenses, including pension and health care expenses.

Petrobras’ principal executive office is located at Avenida República do Chile, 65 20031-912 — Rio de Janeiro — RJ, Brazil, and its telephone number is (55-21) 3224-4477.

PIFCo

PIFCo is a wholly-owned subsidiary of Petrobras, incorporated under the laws of the Cayman Islands. PIFCo is a tax exempt company incorporated with limited liability. PIFCo was formed to facilitate and finance the import of crude oil and oil products by Petrobras into Brazil. PIFCo engages in borrowings in international capital markets supported by Petrobras, primarily through standby purchase agreements. Since 2004, as part of Petrobras’ restructuring of its offshore subsidiaries in order to centralize trading operations, PIFCo has engaged in limited exports of oil and oil products and has begun to store oil and oil products in Asia.

PIFCo’s principal executive office is located at Harbour Place, 4th Floor, 103 South Church Street, George Town, Grand Cayman, Cayman Islands, B.W.I., and its telephone number is (55-21) 3224-1410.

THE SECURITIES

Petrobras may from time to time offer under this prospectus, separately or together:

•	senior or subordinated debt securities that may be convertible into our common shares or preferred shares, which may be in the form of ADSs and evidenced by ADRs;

•	securities that are mandatorily convertible into preferred or common shares (or ADSs representing our preferred or common shares);

•	common shares, which may be represented by ADSs;

•	preferred shares, which may be represented by ADSs;

•	warrants to purchase common shares, which may be represented by ADSs;

•	warrants to purchase preferred shares, which may be represented by ADSs;

•	warrants to purchase debt securities;

•	guarantees accompanying debt securities, including debt warrants, of PIFCo; and

•	standby purchase agreements accompanying debt securities, including debt warrants, of PIFCo.

PIFCo may from time to time offer under this prospectus:

•	senior or subordinated debt securities, accompanied by guarantees or standby purchase agreements of Petrobras or other credit enhancements, including letters of credit, political risk insurance or other similar instruments; and

•	warrants to purchase debt securities, accompanied by guarantees or standby purchase agreements of Petrobras, including letters of credit, political risk insurance or other similar instruments.

LEGAL OWNERSHIP

In this prospectus and in any attached prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any warrant agent, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a warrant agreement, warrant certificate, deposit agreement or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

If we choose to issue preferred shares or common shares, they may be evidenced by ADRs and you will hold them indirectly through ADSs. The underlying preferred shares or common shares will be directly held by a depositary. Your rights and obligations will be determined by reference to the terms of the relevant deposit agreement. A copy of the deposit agreements, as amended from time to time, with respect to our preferred shares and common shares is on file with the SEC and incorporated by reference in this prospectus. You may obtain copies of the deposit agreements from the SEC’s Public Reference Room. See “Where You Can Find More Information.”

Street Name and Other Indirect Holders

Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	how it handles payments and notices with respect to the securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue our securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether the securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the securities and instead deal only with the depositary that holds the global security.

You should be aware that if our securities are issued only in the form of global securities:

•	you cannot have the securities registered in your own name;

•	you cannot receive physical certificates for your interest in the securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities;

•	you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security representing our securities are:

•	when the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

•	when we notify the trustee that we wish to terminate the global security; or

•	when an event of default on debt securities has occurred and has not been cured. (Defaults are discussed later under “Description of Debt Securities — Events of Default.”)

The prospectus supplement may also list additional situations for terminating a global security that would apply to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us, the trustee, any warrant agent, any transfer agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page 7 entitled “Street Name and Other Indirect Holders.”

DESCRIPTION OF DEBT SECURITIES

The following briefly summarizes the material provisions of the debt securities and the Petrobras or PIFCo indenture that will govern the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. This summary is subject to, and qualified in its entirety by reference to, the provisions of such indenture, the debt securities and the prospectus supplement relating to each series of debt securities.

Indenture

Any debt securities that we issue will be governed by a document called an indenture. The indenture is a contract entered into between any one of us and a trustee, currently The Bank of New York. The trustee has two main roles:

•	first, the trustee can enforce your rights against us if we default, although there are some limitations on the extent to which the trustee acts on your behalf that are described under “Default and Related Matters — Events of Default — Remedies if an Event of Default Occurs”; and

•	second, the trustee performs administrative duties for us, such as sending interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

Each of the Petrobras and PIFCo indentures and their associated documents contain the full legal text of the matters described in this section. We have agreed that New York law governs the indenture and the debt securities. We have filed a copy of the Petrobras indenture and PIFCo indenture with the SEC as exhibits to our registration statement. We have consented to the non-exclusive jurisdiction of any U.S. federal court sitting in the borough of Manhattan in the City of New York, New York, United States and any appellate court from any thereof.

Types of Debt Securities

Together or separately, we may issue as many distinct series of debt securities under our indentures as are authorized by the corporate bodies that are required under applicable law and our corporate organizational documents to authorize the issuance of debt securities. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any such corporate body. This section summarizes material terms of the debt securities that are common to all series and to each of the Petrobras and PIFCo indentures, unless otherwise indicated in this section and in the prospectus supplement relating to a particular series.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definition of various terms used in the indenture. For example, we describe the meanings for only the more important terms that have been given special meanings in the indenture. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of our indentures in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.

We may issue the debt securities at par, at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue the debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement(s).

In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement(s) relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement(s).

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series (including any provision for the future offering of additional debt securities of the series beyond any such limit);

•	whether the debt securities will be issued in registered or bearer form;

•	whether the debt securities will be accompanied by a standby purchase agreement or guarantee or other credit enhancements, including letters of credit, political risk insurance or other similar instruments;

•	the date or dates on which the debt securities of the series will mature and any other date or dates on which we will pay the principal of the debt securities of the series;

•	the annual rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

•	the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

•	any period or periods during which, and the price or prices at which, we will have the option to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase rights;

•	whether the debt securities will be senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	any obligation we will have to redeem or repurchase the debt securities of the series, including any sinking fund or analogous provision, the period or periods during which, and the price or prices at which, we would be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase obligations;

•	if other than $1,000 or an even multiple of $1,000, the denominations in which the series of debt securities will be issuable;

•	if other than U.S. dollars, the currency in which the debt securities of the series will be denominated or in which the principal of or any premium or interest on the debt securities of the series will be payable;

•	if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

•	any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

•	the applicability of the provisions described under “Defeasance and Discharge”;

•	if we issue the debt securities of the series in whole or part in the form of global securities as described under “Legal Ownership — Global Securities”, the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described under “Legal Ownership — Global Securities”;

•	whether the debt securities will be convertible or exchangeable at your option or at our option into equity securities, and, if so, the terms and conditions of conversion or exchange;

•	any covenants to which we will be subject with respect to the debt securities of the series; and

•	any other special features of the debt securities of the series that are not inconsistent with the provisions of the indenture.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange(s) and, if so, which one(s).

Additional Mechanics

Form, exchange and transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000 and in global registered form. (Petrobras Section 3.02; PIFCo Section 3.02)

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. (Petrobras Section 3.05; PIFCo Section 3.05)

You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities. (Petrobras Section 3.05; PIFCo Section 3.05)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. Petrobras may also approve a change in the office through which any transfer agent acts. (Petrobras Section 10.02; PIFCo Section 10.03)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Petrobras Section 3.05; PIFCo Section 3.05)

Payment and paying agents

If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. (Petrobras Section 3.07; PIFCo Section 3.07)

We will pay interest, principal, additional amounts and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City (which is currently located at 101 Barclay Street, 4E, New York, New York 10286, Attention: Global Trust Services — Americas) or at the office of JPMorgan Trust Bank

Limited, a bank established under the laws of Japan (which is currently located at Tokyo Building, 7-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-6432, Japan). You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between themselves how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro-rate interest fairly between the buyer and seller. This pro-rated interest amount is called “accrued interest.”

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold. (Petrobras Section 10.02; PIFCo Section 10.03)

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Petrobras Section 1.06; PIFCo Section 1.06)

Regardless of who acts as paying agent, all money that Petrobras pays to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to Petrobras. After that two-year period, direct holders may look only to Petrobras for payment and not to the trustee, any other paying agent or anyone else. (Petrobras Section 10.03)

Special Situations

Mergers and similar events

Under the indenture, except as described below, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the indenture requiring your approval, as described later under “— Modification and Waiver.” We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

•	a lower credit rating being assigned to the debt securities; or

•	additional amounts becoming payable in respect of withholding tax, and the debt securities thus being subject to redemption at our option, as described later under “— Optional Tax Redemption.”

We have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture.

Petrobras

Petrobras may merge into or consolidate with or convey, transfer or lease its property to another entity, provided that it may not take any of these actions unless all the following conditions are met:

•	If Petrobras merges out of existence or sell or lease its assets, the other entity must unconditionally assume its obligations on the debt securities, including the obligation to pay the additional amounts described under

“Payment of Additional Amounts.” This assumption may be by way of a full and unconditional guarantee in the case of a sale or lease of substantially all of its assets.

•	Petrobras must indemnify you against any tax, assessment or governmental charge or other cost resulting from the transaction. This indemnification obligation only arises if the other entity is organized under the laws of a country other than the United States, a state thereof or Brazil.

•	Petrobras must not be in default on the debt securities immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “Default and Related Matters — Events of Default — What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

•	The entity to which Petrobras sells or leases such assets guarantees our obligations or the entity into which it merges or consolidates with must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture. Furthermore, in this case, the trustee must receive an opinion of counsel stating that the entity’s guarantees are valid, that certain registration requirements applicable to the guarantees have been fulfilled and that the supplemental indenture complies with the Trust Indenture Act of 1939. The entity that guarantees our obligations must also deliver certain certificates and other documents to the trustee.

•	Petrobras must deliver certain certificates, opinions of its counsel and other documents to the trustee.

•	Petrobras must satisfy any other requirements specified in the prospectus supplement. (Petrobras Section 8.01)

PIFCo

PIFCo will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of PIFCo) to merge with or into it unless:

•	either PIFCo is the continuing entity or the person (the “successor company”) formed by the consolidation or into which PIFCo is merged or that acquired or leased the property or assets of PIFCo will assume (jointly and severally with PIFCo unless PIFCo will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which will be previously approved by the trustee), all of PIFCo’s obligations under the indenture and the notes;

•	the successor company (jointly and severally with PIFCo unless PIFCo will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each noteholder against any tax, assessment or governmental charge thereafter imposed on the noteholder solely as a consequence of the consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest, the notes;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	PIFCo has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction complies with the terms of the indenture and that all conditions precedent provided for in the indenture and relating to the transaction have been complied with; and

•	PIFCo must deliver a notice describing that transaction to Moody’s to the extent that Moody’s is at that time rating the notes.

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the notes will have occurred and be continuing at the time of the proposed transaction or would result from the transaction:

•	PIFCo may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of PIFCo or Petrobras in cases when PIFCo is the surviving entity in the transaction and the transaction would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole, it being understood that if PIFCo is not the surviving entity, PIFCo will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of PIFCo may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than PIFCo or any of its subsidiaries or affiliates) in cases when the transaction would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of PIFCo may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of PIFCo or Petrobras; or

•	any direct or indirect subsidiary of PIFCo may liquidate or dissolve if PIFCo determines in good faith that the liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on PIFCo and its subsidiaries taken as a whole and if the liquidation or dissolution is part of a corporate reorganization of PIFCo or Petrobras.

It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause for U.S. federal income tax purposes an exchange of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

Modification and waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval.  First, there are changes that cannot be made to your debt securities without your specific approval. These are the following types of changes:

•	change the stated maturity of the principal, interest or premium on a debt security;

•	reduce any amounts due on a debt security;

•	change any obligation to pay the additional amounts described under “Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair any of the conversion or exchange rights of your debt security;

•	impair your right to sue for payment, conversion or exchange;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Petrobras Section 9.02; PIFCo Section 9.02)

Changes Requiring a Majority Vote.  The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities that together represent a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously beginning above under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Petrobras Sections 5.13 and 9.02; PIFCo Sections 5.13 and 9.02)

Changes Not Requiring Approval.  The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications of ambiguities, omissions, defects and inconsistencies, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect, such as adding covenants, additional events of default or successor trustees. (Petrobras Section 9.01; PIFCo Section 9.01)

Further Details Concerning Voting.  When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	Debt securities that we, any of our affiliates and any other obligor under the debt securities acquire or hold will not be counted as outstanding when determining voting rights.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

•	For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “Defeasance and Discharge.” (Petrobras Section 14.02; PIFCo Section 14.02)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Petrobras Section 1.04; PIFCo Section 1.04)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption and repayment

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “Optional Tax Redemption” below, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed, the trustee will choose the debt securities to be redeemed by lot, or in the trustee’s discretion, pro rata. (Petrobras Section 11.03; PIFCo Section 11.03)

If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued and any additional amounts to the repayment date. (Petrobras Section 11.04; PIFCo Section 11.04)

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described above under “Additional Mechanics — Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

Subject to any restrictions that will be described in the prospectus supplement, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Optional tax redemption

Unless otherwise indicated in a prospectus supplement, we may have the option to redeem, in whole but not in part, the debt securities where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described later under “Payment of Additional Amounts.” This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where we are incorporated. If succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor. (Petrobras Section 11.08; PIFCo Section 11.08)

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.

Conversion

Your debt securities may be convertible into or exchangeable for shares of our capital stock at your option or at our option, which may be represented by ADSs, or other securities if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.

Payment of Additional Amounts

Petrobras

Brazil (including any authority therein or thereof having the power to tax) may require Petrobras to withhold amounts from payments on the principal or any premium or interest on a debt security for taxes or any other governmental charges. If Brazil requires a withholding of this type, Petrobras is required, subject to the exceptions listed below, to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be a resident of Brazil.

Petrobras will not have to pay additional amounts under any of the following circumstances:

•	The withholding is imposed only because the holder has some connection with Brazil other than the mere holding of the debt security or the receipt of the relevant payment in respect of the debt security.

•	In the case of Petrobras, the withholding is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

•	The amount is required to be deducted or withheld by any paying agent from a payment on or in respect of the debt security, if such payment can be made without such deduction or withholding by any other payment agent and Petrobras duly provides for such other paying agent.

•	The withholding is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The withholding is for any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the debt security.

•	The withholding is imposed or withheld because the holder or beneficial owner failed to comply with any of Petrobras’ requests for the following that the statutes, treaties, regulations or administrative practices of Brazil required as a precondition to exemption from all or part of such withholding:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner; or

•	to make a declaration or satisfy any information requirements.

•	The holder is a fiduciary or partnership or other entity that is not the sole beneficial owner of the payment in respect of which the withholding is imposed, and the laws of Brazil require the payment to be included in the income of a beneficiary or settlor of such fiduciary or a member of such partnership or another beneficial owner who would not have been entitled to such additional amounts had it been the holder of such debt security.

•	Where any additional amounts are imposed on a payment on the debt securities to an individual and is required to be made pursuant to any European Union directive on the taxation of savings income relating to the directive approved by the European Parliament on March 14, 2002, or otherwise implementing the conclusions of the Economic and Financial Council of Ministers of the member states of the European Union (ECOFIN) Council meeting of November 26 and 27, 2000 or any law implementing or complying with, or introduced in order to conform to, any such directive.

The prospectus supplement relating to the debt securities may describe additional circumstances in which Petrobras would not be required to pay additional amounts. (Petrobras Section 10.04)

PIFCo

Except as provided below, PIFCo will make all payments of amounts due under the notes and the indenture and each other document entered into in connection with the notes and the indenture without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PIFCo’s incorporation or any jurisdiction in which PIFCo appoints a paying agent under the indenture, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If PIFCo is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, PIFCo will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the noteholders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction.

PIFCo will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):

•	the noteholder has a connection with the taxing jurisdiction other than merely holding the notes or receiving principal or interest payments on the notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•	the noteholder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if (x) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge, (y) the noteholder is able to comply with such requirements without undue hardship and (z) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty will apply, PIFCo has notified all noteholders that they will be required to comply with such requirements;

•	the noteholder fails to present (where presentation is required) its note within 30 calendar days after PIFCo has made available to the noteholder a payment under the notes and the indenture, provided that PIFCo will pay additional amounts which a noteholder would have been entitled to had the note owned by such noteholder been presented on any day (including the last day) within such 30 calendar day period;

•	any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges;

•	where such taxes, levies, deductions or other governmental charges are imposed on a payment on the notes to an individual and are required to be made pursuant to any European Union Council Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directive;

•	where the noteholder could have avoided such taxes, levies, deductions or other governmental charges by requesting that a payment on the notes be made by, or presenting the relevant notes for payment to, another paying agent of PIFCo located in a member state of the European Union; or

•	where the noteholder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such noteholder.

PIFCo undertakes that, if European Council Directive 2003/48/EC or any other Directive implementing the conclusions of ECOFIN council meeting of November 26-27, 2000 is brought into effect, PIFCo will ensure that it maintains a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Directive.

PIFCo will pay any stamp, administrative, excise or property taxes arising in a taxing jurisdiction in connection with the execution, delivery, enforcement or registration of the notes and will indemnify the noteholders for any such stamp, administrative, excise or property taxes paid by noteholders. (PIFCo Section 10.10)

Restrictive Covenants

Petrobras

The Petrobras indenture does not contain any covenants restricting the ability of Petrobras to make payments, incur indebtedness, dispose of assets, enter into sale and leaseback transactions, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on Petrobras’ property or engage in business other than its present business. Restrictive covenants, if any, with respect to any securities of Petrobras will be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities. (Petrobras Section 10)

PIFCo

PIFCo will be subject to the following covenants with respect to the notes:

Ranking

PIFCo will ensure that the notes will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law). (PIFCo Section 10.04)

Statement by officers as to default and notices of events of default

PIFCo (and each other obligor on the notes) will deliver to the trustee, within 90 calendar days after the end of its fiscal year, an officer’s certificate, stating whether or not to the best knowledge of its signers PIFCo is in default on any of the terms, provisions and conditions of the indenture or the notes (without regard to any period of grace or requirement of notice provided under the indenture) and, if PIFCo (or any obligor) are in default, specifying all the defaults and their nature and status of which the signers may have knowledge. Within 10 calendar days (or promptly with respect to certain events of default relating to PIFCo’s insolvency and in any event no later than 10 calendar days) after PIFCo becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee of the occurrence of such default or event of default. (PIFCo Section 10.05)

Provision of financial statements and reports

In the event that PIFCo files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Brazil, the United States or elsewhere, PIFCo will furnish a copy of the statements or reports to the trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available.

PIFCo will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of PIFCo’s activities has been made during the period covered by such financial statements with a view to determining whether PIFCo has kept, observed, performed and fulfilled its covenants and agreements under this indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained in them or determinable from information contained in them, including PIFCo’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates). (PIFCo Section 10.06)

Additional restrictive covenants with respect to securities of PIFCo may be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities.

Defeasance and Discharge

The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if we choose to apply them to that series, in which case we will state that in the prospectus supplement. (Petrobras Section 14.01; PIFCo Section 14.01)

Full defeasance

We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below (called “full defeasance”), if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•	We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a firm of nationally recognized independent public accounts, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	If the debt securities are listed on any securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted. (Petrobras Section 14.04; PIFCo Section 14.04)

If we ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant defeasance

We can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to the debt securities of any particular series. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a nationally recognized firm of independent accountants, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	If the debt securities are listed on any securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted. (Petrobras Section 14.04; PIFCo Section 14.04)

If we accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities would no longer apply:

•	Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

•	The events of default relating to breach of those covenants being defeased and acceleration of the maturity of other debt, described later under “Default and Related Matters — Events of Default — What is An Event of Default?”

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Petrobras Sections 14.03 and 14.04; PIFCo Sections 14.03 and 14.04)

Default and Related Matters

Ranking

The applicable prospectus supplement will indicate whether the debt securities are subordinated to any of our other debt obligations and whether they will be secured by any of our assets. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness. If they are not secured, the securities will effectively be subordinate to our secured indebtedness and to the indebtedness of our subsidiaries.

Events of default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term event of default means any of the following:

•	We do not pay the principal or any premium on a debt security within 14 calendar days of its due date and in the case of PIFCo, the trustee has not received such payments from amounts on deposit, from Petrobras under a standby purchase agreement by the end of that fourteen-day period.

•	We do not pay interest, including any additional amounts, on a debt security within 30 calendar days of its due date and in the case of PIFCo, the trustee has not received such payments from amounts on deposit, from Petrobras under a standby purchase agreement by the end of that thirty-day period.

•	We remain in breach of any covenant or any other term of the indenture for 60 calendar days after we receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•	In the case of any convertible security of Petrobras, it remains in default in the conversion of any security of such series for 30 days after it receives a notice of default stating that it is in default. The notice must be sent by either the trustee or the holders of 25% of the principal amount of debt securities of the affected series.

•	The maturity of any indebtedness of Petrobras or PIFCo in a total aggregate principal amount of U.S.$100,000,000 or more is accelerated in accordance with the terms of that indebtedness, considering that prepayment or redemption by us of any indebtedness is not acceleration for this purpose.

•	In the case of PIFCo, one or more final and non-appealable judgments or final decrees is entered against it involving an aggregate liability (not paid or not fully covered by insurance) valued at the equivalent of U.S.$100,000,000 or more, where such judgments or final decrees have not been vacated, discharged or stayed within 120 calendar days after first being rendered.

•	In the case of Petrobras, if it is adjudicated or found bankrupt or insolvent or it is ordered by a court or pass a resolution to dissolve.

•	We stop paying or we admit that we are generally unable to pay our debts as they become due, except in the case of a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, merger, conveyance or transfer duly approved by the debt security holders.

•	In the case of PIFCo, if proceedings are initiated against it under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or under any other law for the relief of, or relating to, debtors, and such proceeding is not dismissed or stayed within 90 calendar days.

•	An administrative or other receiver, manager or administrator, or any such or other similar official is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied or put in force against, the whole or a substantial part of our undertakings or assets and is not discharged or removed within 90 calendar days.

•	We voluntarily commence proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or we enter into any composition or other similar arrangement with our creditors under applicable Brazilian law (such as a concordata, which is a type of liquidation agreement).

•	We file an application for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to us, or we take legal action for a readjustment or deferment of any part of our indebtedness.

•	An effective resolution is passed for, or any authorized action is taken by any court of competent jurisdiction, directing our winding-up, dissolution or liquidation, except for the purpose of and followed by a consolidation, merger, conveyance or transfer duly approved by the debt security holders.

•	In the case of PIFCo, if any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as the events referred to in the six immediately preceding paragraphs.

•	In the case of PIFCo, if the relevant indenture for the debt securities, in whole or in part, ceases to be in full force or enforceable against it, or it becomes unlawful for PIFCo to perform any material obligation under the indenture, or it contests the enforceability of or deny its liability under the indenture.

•	In the case of PIFCo, if Petrobras fails to retain at least 51% direct or indirect ownership of PIFCo’s outstanding voting and economic interests, equity or otherwise.

•	Any other event of default described in the applicable prospectus supplement occurs. (Petrobras Section 5.01; PIFCo Section 5.01)

For these purposes, “indebtedness” means any obligation (whether present or future, actual or contingent and including any guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the United States, would be a capital lease obligation).

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

Remedies if an Event of Default Occurs.  If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, or an equivalent proceeding under Brazilian law, the principal amount of all the debt securities of that series will be automatically accelerated without any action by the trustee, any holder or any other person. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Petrobras Section 5.02; PIFCo Section 5.02)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonably satisfactory protection from expenses and liability. This protection is called an “indemnity.” (Petrobras Section 6.03; Section 6.03) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These same holders may also direct the trustee in performing any other action under the indenture. (Petrobras Section 5.12; PIFCo Section 5.12) Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer satisfactory indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of all outstanding debt securities of the relevant series must not have given the trustee a direction during the sixty-day period that is inconsistent with the above notice. (Petrobras Section 5.07; PIFCo Section 5.07)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date and if your debt security is convertible or exchangeable into another security to bring a lawsuit for the enforcement of your right to convert or exchange your debt security or to receive securities upon conversion or exchange. (Petrobras Section 5.08; PIFCo Section 5.08)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee within 90 days after the end of our fiscal year every year a written statement of certain of our officers that will either certify that, to the best of their knowledge, we are in compliance with the indenture and the debt securities or specify any default. In addition, we will notify the trustee within 15 days (or promptly in the case of certain bankruptcy-related events of default) after becoming aware of the occurrence of any event of default. (Petrobras Section 10.05; PIFCo Section 10.05)

Regarding the Trustee

We and some of our subsidiaries maintain banking relations with the trustee in the ordinary course of our business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF MANDATORY CONVERTIBLE SECURITIES

We may issue mandatorily convertible securities under which holders receive a specified number of our common shares or preferred shares at a future date or dates. The price per mandatory convertible security and the number of common shares or preferred shares, as the case may be, that holders receive at maturity may be fixed at the time mandatory convertible securities are issued or may be determined by reference to a specific formula set forth in the mandatory convertible security. The mandatory convertible securities also may require us to make periodic payments to the holders of the mandatory convertible securities, and such payments may be secured.

The applicable prospectus supplement will describe the material terms of the mandatory convertible securities. Reference will be made in the applicable prospectus supplement to the mandatory convertible securities, and, if applicable, collateral, depositary or custodial arrangements, relating to the mandatory convertible securities. Material U.S. and Brazilian federal income tax considerations applicable to the holders of the mandatory convertible securities will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities, preferred shares (which may be in the form of ADSs) or common shares (which may be in the form of ADSs). Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.

Debt Warrants

The following briefly summarizes the material terms that will generally be included in a debt warrant agreement. However, we may include different terms in the debt warrant agreement for any particular series of debt warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any debt warrants that are offered by us and the related debt warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the debt warrants being offered.

General

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into by us and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the debt warrants to be described in the prospectus supplement

The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•	the title, aggregate principal amount and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•	the title, aggregate principal amount and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

•	the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	if applicable, a discussion of material U.S. federal and Brazilian income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	the maximum or minimum number of debt warrants that you may exercise at any time; and

•	any other terms of the debt warrants.

You may exchange your debt warrant certificates for new debt warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of debt securities. If your debt warrant certificates are in registered form, you may present them for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Except as otherwise indicated in a prospectus supplement, before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal or any premium or interest on the debt securities that can be purchased upon such exercise, or to enforce any of the covenants in the indenture relating to the debt securities that may be purchased upon such exercise.

Exercise of debt warrants

Unless otherwise provided in the applicable prospectus supplement, each debt warrant will entitle the holder to purchase a principal amount of debt securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the prospectus supplement applicable to the particular debt warrants. Upon delivery of payment of the exercise price and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities that can be purchased upon such exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining unexercised debt warrants. Holders of debt warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying debt securities in connection with the exercise of the debt warrants.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how to exercise their debt warrants.

Modification and waiver

There are three types of changes we can make to the debt warrant agreement and the debt warrants of any series.

Changes Requiring Your Approval.  First, there are changes that cannot be made to your debt warrants or the debt warrant agreement under which they were issued without your specific approval. These are the following types of changes:

•	any increase in the exercise price;

•	any impairment of your ability to exercise the warrant;

•	any decrease in the principal amount of debt securities that can be purchased upon exercise of any debt warrant;

•	any reduction of the period of time during which the debt warrants may be exercised;

•	any other change that materially and adversely affects the exercise rights of a holder of debt warrant certificates or the debt securities that can be purchased upon such exercise; and

•	any reduction in the number of outstanding unexercised debt warrants whose consent is required for any modification or amendment described under “Changes Requiring a Majority Vote.”

Changes Requiring a Majority Vote.  The second type of change to the debt warrant agreement or debt warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised debt warrants of that series. This category includes all changes other than those listed above under “Changes Requiring Your Approval” or changes that would not adversely affect holders of debt warrants or debt securities in any material respect.

Changes Not Requiring Approval.  The third type of change does not require any vote or consent by the holders of debt warrant certificates. This type is limited to clarifications and other changes that would not adversely affect such holders in any material respect.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your debt warrants or the debt warrant agreement under which they were issued or request a waiver.

Merger, consolidation, sale or other dispositions

Unless otherwise indicated in a prospectus supplement, under the debt warrant agreement for each series of debt warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the indenture for the debt securities that can be purchased upon exercise of such debt warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the debt warrant agreements and debt warrants. If we sell or lease substantially all of our assets, one way the other firm or company can become legally responsible for our obligations is by way of a full and unconditional guarantee of our obligations. If the other company becomes legally responsible by a means other than a guarantee, we will be relieved from all such obligations.

Enforceability of rights; governing law

The debt warrant agent will act solely as our agent in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of debt warrants and the related debt warrant agreement will be governed by the laws of the State of New York.

Additional Terms of the PIFCo Debt Warrants

Debt securities to be issued by PIFCo under the debt warrants and the PIFCo debt warrant agreement will be effectively guaranteed by Petrobras through the operation of a standby purchase agreement or, in limited circumstances, a guarantee. See “Description of the Standby Purchase Agreements” and “Description of the Guarantees.”

Equity Warrants

The following briefly summarizes the material terms that will generally be included in an equity warrant agreement. However, we may include different terms in the equity warrant agreement for any particular series of equity warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any equity warrants that are offered by us and the related equity warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.

General

We may issue warrants for the purchase of our equity securities (i.e., our common shares and preferred shares, which may be in the form of ADSs). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with equity securities.

We may issue equity warrants in connection with preemptive rights of our shareholders in connection with any capital increase, and in those circumstances we may choose to issue equity warrants in uncertificated form to the extent permitted by Brazilian law. In addition, if any equity warrants are offered in connection with preemptive rights, we may exclude holders resident in the United States from that offering to the extent permitted by Brazilian law. Equity warrants (other than equity warrants issued in connection with preemptive rights) are to be issued under equity warrant agreements to be entered into by us and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the equity warrants to be described in the prospectus supplement

The particular terms of each issue of equity warrants, the equity warrant agreement (if any) relating to such equity warrants and the equity warrant certificates (if any) representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

•	the designation and terms of the equity securities (i.e., preferred shares or common shares) that can be purchased upon exercise of the equity warrants;

•	the total number of preferred shares or common shares that can be purchased upon exercise of each equity warrant and the exercise price;

•	the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	the designation and terms of any related preferred shares or common shares with which the equity warrants are issued and the number of the equity warrants issued with each preferred share or common share;

•	if applicable, whether and when the equity warrants and the related preferred shares or common shares will be separately transferable;

•	whether the equity warrants will be in registered or bearer form;

•	if applicable, a discussion of material U.S. federal and Brazilian income tax, accounting or other considerations applicable to the equity warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

You may exchange your equity warrant certificates for new equity warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of equity securities. If your equity warrant certificates are in registered form, you may present them for registration of transfer and exercise them at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement. Unless otherwise indicated in a prospectus supplement, before the exercise of equity warrants, holders of equity warrants will not be entitled to receive dividends or exercise voting rights with respect to the equity securities that can be purchased upon such exercise, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a shareholder.

Unless the applicable prospectus supplement states otherwise, the exercise price payable and the number of common shares or preferred shares that can be purchased upon the exercise of each equity warrant (other than equity warrants issued in connection with preemptive rights) will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preferred shares or a stock split, reverse stock split, combination, subdivision or reclassification of common shares or preferred shares. Instead of adjusting the number of common shares or preferred shares that can be purchased upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares that can be purchased upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% of those shares. We may, at our option, reduce the exercise price at any time. We will not issue fractional shares or ADSs upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

Notwithstanding the previous paragraph, if there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding equity warrant will have the right to the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which that equity warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of equity warrants

Unless otherwise provided in the applicable prospectus supplement, each equity warrant will entitle the holder to purchase a number of equity securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the prospectus supplement. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised equity warrants will become void. Equity warrants for the purchase of preferred shares or common shares may be issued in the form of ADSs.

Equity warrants may be exercised as set forth in the prospectus supplement applicable to the particular equity warrants. Upon delivery of payment of the exercise price, delivery of the equity warrant certificate (if any) properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement and satisfaction of any other applicable requirements specified in the applicable prospectus supplement, we will, as soon as practicable, forward the equity securities that can be purchased upon such exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining equity warrants. Holders of equity warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying equity securities in connection with the exercise of the equity warrants.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how to exercise their equity warrants.

Modification and waiver

There are three types of changes we can make to the equity warrant agreement and the equity warrants of any series.

Changes Requiring Your Approval.  First, there are changes that cannot be made to your equity warrants or the equity warrant agreement under which they were issued without your specific approval. These are the following types of changes:

•	any increase in the exercise price;

•	any impairment of your ability to exercise the warrant;

•	any decrease in the total number of preferred shares or common shares that can be purchased upon exercise of any equity warrant;

•	any reduction of the period of time during which the equity warrants may be exercised;

•	any other change that materially and adversely affects the exercise rights of a holder of equity warrant certificates or the equity securities that can be purchased upon such exercise; and

•	any reduction in the number of outstanding unexercised equity warrants whose consent is required for any modification or amendment described under “— Changes Requiring a Majority Vote.”

Changes Requiring a Majority Vote.  The second type of change to the equity warrant agreement or equity warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised equity warrants of that series. This category includes all changes other than those listed above under “— Changes Requiring Your Approval” or changes that would not adversely affect holders of equity warrants in any material respect.

Changes Not Requiring Approval.  The third type of change does not require any vote or consent by the holders of equity warrant certificates. This type is limited to clarifications, amendments, supplement and other changes that would not adversely affect such holders in any material respect.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your equity warrants or the equity warrant agreement under which they were issued or request a waiver.

Merger, consolidation, sale or other dispositions

Unless otherwise indicated in a prospectus supplement, under the equity warrant agreement for each series of equity warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the terms of the equity securities that can be purchased upon exercise of such equity warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the equity warrant agreements and equity warrants and we will be relieved from all such obligations.

Enforceability of rights; governing law

The equity warrant agent will act solely as our agent in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of equity warrants and the related equity warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF THE STANDBY PURCHASE AGREEMENTS

The following summary describes the material provisions of the standby purchase agreement. You should read the more detailed provisions of the applicable standby purchase agreement, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of such standby purchase agreement.

General

In connection with the execution and delivery of a supplemental indenture, Petrobras will enter into a standby purchase agreement with the trustee for the benefit of the noteholders. The standby purchase agreement will provide that, in the event of a nonpayment of principal, interest and other amounts on the notes, Petrobras will be required to purchase the noteholders’ rights to receive those payments on the terms and conditions described below. The applicable supplemental indenture will provide that the standby purchase agreement will be considered part of the indenture. As a result, the holders of the notes will have the benefit of the standby purchase agreement. The standby purchase agreement is designed to function in a manner similar to a guarantee and obligates Petrobras to make the payments under debt securities or debt warrants.

Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PIFCO’s obligations under the debt securities or debt warrants and Petrobras’ obligations under the standby purchase agreement.

Ranking

The obligations of Petrobras under the standby purchase agreement will constitute general unsecured obligations of Petrobras which at all times will rank pari passu with all other senior unsecured obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the standby purchase agreement.

Purchase Obligations

Partial purchase payment

In the event that, prior to the maturity date of the debt securities or debt warrants, PIFCo fails to make any payment on the debt securities or debt warrants on the date that payment is due under the terms of the debt securities or debt warrants and the indenture (which we refer to as the “partial non-payment due date”), other than in the case of an acceleration of that payment in accordance with the indenture:

•	Petrobras will be obligated to pay immediately to the trustee, for the benefit of the noteholders under the indenture, the amount that PIFCo was required to pay but failed to pay on that date (which we refer to as the “partial non-payment amount”); and

•	the trustee will provide notice to Petrobras of the failure of PIFCo to make that payment.

To the extent that Petrobras fails to pay the partial non-payment amount immediately when required, Petrobras will be obligated to pay, in addition to that amount, interest on that amount at the default rate from the partial non-payment due date to and including the actual date of payment by Petrobras. We refer to this interest as the “partial non-payment overdue interest” and, together with the partial non-payment amount, as the “partial non-payment amount with interest.”

Payment of the partial non-payment amount with interest will be in exchange for the purchase by Petrobras of the rights of the noteholders to receive that amount from PIFCo. The noteholders will have no right to retain those rights, and, following the purchase and sale described above, the debt securities or debt warrants will remain outstanding with all amounts due in respect of the debt securities or debt warrants adjusted to reflect the purchase, sale and payment described above. Upon any such payment, Petrobras will be subrogated to the noteholders to the extent of any such payment.

The obligation of Petrobras to pay the partial non-payment amount with interest will be absolute and unconditional upon failure of PIFCo to make, prior to the maturity date of the debt securities or debt warrants, any payment on the debt securities or debt warrants on the date any such payment is due. All amounts payable by Petrobras under the standby purchase agreement in respect of any partial non-payment amount with interest will be payable in U.S. Dollars and in immediately available funds to the trustee. Petrobras will not be relieved of its obligations under the standby purchase agreement unless and until the trustee indefeasibly receives all amounts required to be paid by Petrobras under the standby purchase agreement (and any related event of default under the indenture has been cured), including payment of the partial nonpayment overdue interest as described in this prospectus supplement.

Total purchase payment

In the event that, at the maturity date of the debt securities or debt warrants (including upon any acceleration of the maturity date in accordance with the terms of the indenture), PIFCo fails to make any payment on the debt securities or debt warrants on the date that payment is due (which we refer to as the “total non-payment due date”),

•	Petrobras will be obligated to pay immediately to the trustee, for the benefit of the noteholders under the indenture, the amount that PIFCo was required to pay but failed to pay on that date (which we refer to as the “total non-payment amount”); and

•	the trustee will provide notice to Petrobras of the failure of PIFCo to make that payment.

To the extent that Petrobras fails to pay the total non-payment amount immediately when required, Petrobras will be obligated to pay, in addition to that amount, interest on that amount at the default rate from the total non-payment due date to and including the actual date of payment by Petrobras. We refer to this interest as the “total non-payment overdue interest” and, together with the total non-payment amount, as the “total non-payment amount with interest.”

Payment of the total non-payment amount with interest by Petrobras will be in exchange for the purchase by Petrobras of the rights of the noteholders to receive that amount from PIFCo. The noteholders will have no right to retain those rights, and, following the purchase and sale described above, Petrobras will be subrogated to the noteholders to the extent of any such payment.

The obligation of Petrobras to pay the total non-payment amount with interest will be absolute and unconditional upon failure of PIFCo to make, at the maturity date of the debt securities or debt warrants, or earlier upon any acceleration of the debt securities or debt warrants in accordance with the terms of the indenture, any payment in respect of principal, interest or other amounts due under the indenture and the debt securities or debt warrants on the date any such payment is due. All amounts payable by Petrobras under the standby purchase agreement in respect of any total nonpayment amount with interest will be payable in U.S. Dollars and in immediately available funds to the trustee. Petrobras will not be relieved of its obligations under the standby purchase agreement unless and until the trustee receives all amounts required to be paid by Petrobras under the standby purchase agreement (and any related event of default under the indenture has been cured), including payment of the total non-payment overdue interest.

Covenants

For so long as any of the debt securities or debt warrants are outstanding and Petrobras has obligations under the standby purchase agreement, Petrobras will, and will cause each of its subsidiaries to, comply with the terms of the covenants set forth below:

Ranking

Petrobras will ensure at all times that its obligations under the standby purchase agreement will be its general senior unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all other present and future senior unsecured and unsubordinated obligations of Petrobras (other than obligations preferred by statute or by operation of law) that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the standby purchase agreement.

Notice of certain events

Petrobras will give notice to the trustee, as soon as is practicable and in any event within ten calendar days after Petrobras becomes aware, or should reasonably become aware, of the occurrence of any event of default or a default under the indenture, accompanied by a certificate of Petrobras setting forth the details of that event of default or default and stating what action Petrobras proposes to take with respect to it.

Limitation on consolidation, merger, sale or conveyance

Petrobras will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of Petrobras) to merge with or into it unless:

•	either Petrobras is the continuing entity or the person (the “successor company”) formed by such consolidation or into which Petrobras is merged or that acquired or leased such property or assets of Petrobras will be a corporation organized and validly existing under the laws of Brazil and will assume (jointly and severally with Petrobras unless Petrobras will have ceased to exist as a result of such merger, consolidation or amalgamation), by an amendment to the standby purchase agreement (the form and substance of which will be previously approved by the trustee), all of Petrobras’ obligations under the standby purchase agreement;

•	the successor company (jointly and severally with Petrobras unless Petrobras will have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify each noteholder against any tax, assessment or governmental charge thereafter imposed on such noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the debt securities or debt warrants;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	Petrobras has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and the amendment to the standby purchase agreement comply with the terms of the standby purchase agreement and that all conditions precedent provided for in the standby purchase agreement and relating to such transaction have been complied with; and

•	Petrobras has delivered notice of any such transaction to Moody’s describing that transaction to Moody’s to the extent that Moody’s is at that time rating the debt securities or debt warrants.

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the debt securities or debt warrants has occurred and is continuing at the time of such proposed transaction or would result from it:

•	Petrobras may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of Petrobras in cases when Petrobras is the surviving entity in such transaction and such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as whole, it being understood that if Petrobras is not the surviving entity, Petrobras will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than Petrobras or any of its subsidiaries or affiliates) in cases when such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of Petrobras; or

•	any direct or indirect subsidiary of Petrobras may liquidate or dissolve if Petrobras determines in good faith that such liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on Petrobras and its subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of Petrobras.

Negative pledge

So long as any note remains outstanding, Petrobras will not create or permit any lien, other than a Petrobras permitted lien, on any of its assets to secure (i) any of its indebtedness or (ii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably its obligations under the standby purchase agreement or Petrobras provides other security for its obligations under the standby purchase agreement as is duly approved by a resolution of the noteholders in accordance with the indenture. In addition, Petrobras will not allow any of its subsidiaries to create or permit any lien, other than a Petrobras permitted lien, on any of Petrobras’ assets to secure (i) any of its indebtedness, (ii) any of the subsidiary’s indebtedness or (iii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably Petrobras’ obligations under the standby purchase agreement or Petrobras provides such other security for its obligations under the standby purchase agreement as is duly approved by a resolution of the noteholders in accordance with the indenture.

As used in this “Negative Pledge” section, the following terms have the respective meanings set forth below:

A “guarantee” means an obligation of a person to pay the indebtedness of another person including without limitation:

•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money, to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.

“Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).

A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

A “project financing” of any project means the incurrence of indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more qualifying assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such indebtedness.

A “qualifying asset” in relation to any project means:

•	any concession, authorization or other legal right granted by any governmental authority to Petrobras or any of Petrobras’ subsidiaries, or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;

•	any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;

•	any revenues or claims that arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the project financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;

•	any oil, gas, petrochemical or other hydrocarbon-based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the project financing required, as a condition therefore, recourse as security in addition to that produced or processed by such project; and

•	shares or other ownership interest in, and any subordinated debt rights owing to Petrobras by, a special purpose company formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.

A “Petrobras permitted lien” means a:

(a) lien granted in respect of indebtedness owed to the Brazilian government, Banco Nacional de Desenvolvimento Econômico e Social or any official government agency or department of Brazil or of any state or region of Brazil;

(b) lien arising by operation of law, such as merchants’, maritime or other similar liens arising in Petrobras’ ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(c) lien arising from Petrobras’ obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with Petrobras’ past practice;

(d) lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(e) lien granted upon or with respect to any assets hereafter acquired by Petrobras or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured will not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;

(f) lien granted in connection with the indebtedness of a wholly-owned subsidiary owing to Petrobras or another wholly-owned subsidiary;

(g) lien existing on any asset or on any stock of any subsidiary prior to its acquisition by Petrobras or any subsidiary so long as that lien is not created in anticipation of that acquisition;

(h) lien over any qualifying asset relating to a project financed by, and securing indebtedness incurred in connection with, the project financing of that project by Petrobras, any of Petrobras’ subsidiaries or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;

(i) lien existing as of the date of the indenture;

(j) lien resulting from the transaction documents;

(k) lien, incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by PIFCo, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any rating agency as a condition to such rating agency rating such securities investment grade, or as is otherwise consistent with market conditions at such time, as such conditions are satisfactorily demonstrated to the trustee;

(l) lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by any lien referred to in paragraphs (a) through (k) above (but not paragraph (d)), provided that such lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b), (c) and (f), the obligees meet the requirements of that paragraph, and in the case of paragraph (h), the indebtedness is incurred in connection with a project financing by Petrobras, any of Petrobras’ subsidiaries or any consortium or other venture in which Petrobras or any subsidiary have any ownership or other similar interest; and

(m) lien in respect of indebtedness the principal amount of which in the aggregate, together with all liens not otherwise qualifying as Petrobras permitted liens pursuant to another part of this definition of Petrobras permitted liens, does not exceed 15% of Petrobras’ consolidated total assets (as determined in accordance with U.S. GAAP) at any date as at which Petrobras’ balance sheet is prepared and published in accordance with applicable law.

A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.

Provision of financial statements and reports

Petrobras will provide to the trustee, in English or accompanied by a certified English translation thereof, (i) within 90 calendar days after the end of each fiscal quarter (other than the fourth quarter), its unaudited and consolidated balance sheet and statement of income calculated in accordance with U.S. GAAP, (ii) within 120 calendar days after the end of each fiscal year, its audited and consolidated balance sheet and statement of income calculated in accordance with U.S. GAAP and (iii) such other financial data as the trustee may reasonably request. Petrobras will provide, together with each of the financial statements delivered hereunder, an officers’ certificate stating that a review of Petrobras’ and PIFCo’s activities has been made during the period covered by such financial statements with a view to determining whether Petrobras and PIFCo have kept, observed, performed and fulfilled their covenants and agreements under the standby purchase agreement and the indenture, as applicable, and that no event of default has occurred during such period. In addition, whether or not Petrobras is required to file reports with the SEC, Petrobras will file with the SEC and deliver to the trustee (for redelivery to all holders of debt securities or debt warrants) all reports and other information it would be required to file with the SEC under the Exchange Act if it were subject to those regulations. If the SEC does not permit the filing described above, Petrobras will provide annual and interim reports and other information to the trustee within the same time periods that would be applicable if Petrobras were required and permitted to file these reports with the SEC.

Additional amounts

Except as provided below, Petrobras will make all payments of amounts due under the standby purchase agreement and each other document entered into in connection with the standby purchase agreement without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PIFCo’s incorporation or any other jurisdiction in which PIFCo appoints a paying agent under the indenture, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If Petrobras is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, Petrobras will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the noteholders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction.

Petrobras will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):

•	the noteholder has a connection with the taxing jurisdiction other than merely holding the debt securities or debt warrants or receiving principal or interest payments on the debt securities or debt warrants (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•	the noteholder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if (x) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge, (y) the noteholder is able to comply with such requirements without undue hardship and (z) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty will apply, Petrobras has notified all noteholders that they will be required to comply with such requirements;

•	the noteholder fails to present (where presentation is required) its note within 30 calendar days after Petrobras has made available to the noteholder a payment under the standby purchase agreement, provided that Petrobras will pay additional amounts which a noteholder would have been entitled to had the note owned by such noteholder been presented on any day (including the last day) within such 30 calendar day period;

•	any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges;

•	where such taxes, levies, deductions or other government charges are imposed on a payment on the debt securities or debt warrants to an individual and are required to be made pursuant to any European Council Union Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

•	where the noteholder could have avoided such taxes, levies, deductions or other government charges by requesting that a payment on the debt securities or debt warrants be made by, or presenting the relevant debt securities or debt warrants for payment to, another paying agent of Petrobras located in a member state of the European Union; or

•	where the noteholder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such noteholder.

Petrobras undertakes that, if European Council Directive 2003/48/EC or any other Directive implementing the conclusions of ECOFIN council meeting of November 26-27, 2000 is brought into effect, Petrobras will ensure that it maintains a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Directive.

Petrobras will pay any stamp, administrative, excise or property taxes arising in a taxing jurisdiction in connection with the execution, delivery, enforcement or registration of the debt securities or debt warrants and will indemnify the noteholders for any such stamp, administrative, excise or property taxes paid by noteholders.

Events of Default

There are no events of default under the standby purchase agreement. The indenture, however, contains events of default relating to Petrobras that may trigger an event of default and acceleration of the debt securities or debt warrants. See “Description of Debt Securities — Default and Related Matters — Events of Default.” Upon any such acceleration (including any acceleration arising out of the insolvency or similar events relating to Petrobras), if

PIFCo fails to pay all amounts then due under the debt securities or debt warrants and the indenture, Petrobras will be obligated to make a total purchase payment as described above.

Amendments

The standby purchase agreement may only be amended or waived in accordance with its terms pursuant to a written document which has been duly executed and delivered by Petrobras and the trustee, acting on behalf of the holders of the debt securities or debt warrants. Because the standby purchase agreement forms part of the indenture, it may be amended by Petrobras and the trustee, in some cases without the consent of the holders of the debt securities or debt warrants.

Except as contemplated above, the indenture will provide that the trustee may execute and deliver any other amendment to the standby purchase agreement or grant any waiver thereof only with the consent of the noteholders of a majority in aggregate principal amount of the debt securities or debt warrants then outstanding.

Governing Law

The standby purchase agreement will be governed by the laws of the State of New York.

Jurisdiction

Petrobras has consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, New York, United States and any appellate court from any thereof. Service of process in any action or proceeding brought in such New York State federal court sitting in New York City may be served upon Petrobras at Petrobras’ New York office. The standby purchase agreement provides that if Petrobras no longer maintains an office in New York City, then it will appoint a replacement process agent within New York City as its authorized agent upon which process may be served in any action or proceeding.

Waiver of Immunities

To the extent that Petrobras may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with the standby purchase agreement (or any document delivered pursuant thereto) and to the extent that in any jurisdiction there may be immunity attributed to Petrobras, PIFCo or their assets, whether or not claimed, Petrobras has irrevocably agreed with the trustee, for the benefit of the noteholders, not to claim, and to irrevocably waive, the immunity to the full extent permitted by law.

Currency Rate Indemnity

Petrobras has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any of its obligations under the standby purchase agreement is expressed in a currency (the “judgment currency”) other than U.S. Dollars (the “denomination currency”), Petrobras will indemnify the trustee, on behalf of the noteholders, against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from Petrobras’ other obligations under the standby purchase agreement, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect.

DESCRIPTION OF THE GUARANTEES

The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with an issuance of debt securities or debt warrants by PIFCo. When PIFCo sells a series of its debt securities or debt warrants, Petrobras may, in limited circumstances, execute and deliver a guarantee of that series of debt securities or debt warrants under a guarantee agreement for the benefit of the holders of that series of debt securities or debt warrants.

Pursuant to any guarantee, Petrobras will agree, from time to time upon the receipt of notice from the trustee that PIFCo has failed to make the required payments under a series of debt securities and the PIFCo indenture or under the debt warrants and the PIFCo debt warrant agreement, to indemnify you for unpaid claims against PIFCo, whether those claims are in respect of principal, interest or any other amounts. The amount to be paid by Petrobras under the guarantee will be an amount equal to the amount of those claims plus interest thereon from the date PIFCo was otherwise obligated to make its payments under the PIFCo indenture to the date Petrobras actually makes payment under the guarantee. Petrobras will be obligated to make these payments by the expiration of any applicable grace periods under the PIFCo indenture. Petrobras may defer its obligation under the guarantee to make payments under certain circumstances described in the applicable prospectus supplement.

Only one guarantee will be issued by Petrobras in connection with the issuance of a series of debt securities or debt warrants by PIFCo. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as guarantee trustee under each guarantee agreement.

The description of the applicable guarantee in the prospectus supplement will summarize the material provisions thereof and reference will be made to the guarantee agreement.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

General

Citibank, NA. has agreed to act as the depositary for the American depositary shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American depositary shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs are normally represented by certificates that are commonly known as American depositary receipts or ADRs. The depositary has appointed a custodian to safekeep the securities on deposit. In this case, the custodian is Câmara de Liquidação e Custódia do Rio do Janeiro, located at Praça XV de Novembro, 20 — 7th floor — Rio de Janeiro — RJ 20010-010, Brazil.

Petrobras appointed Citibank as depositary under the terms of an amended and restated deposit agreement for the common shares, dated July 14, 2000, as amended by Amendment No. 1, dated July 27, 2000, as amended by Amendment No. 2, dated March 23, 2001 and as amended by Amendment No. 3 dated September 1, 2005, to the amended and restated deposit agreement. Petrobras appointed Citibank as depositary under the terms of an amended and restated deposit agreement for the preferred shares, dated February 21, 2001, as amended by Amendment No. 1, dated March 23, 2001 and as amended by Amendment No. 2 dated September 1, 2005, to the amended and restated deposit agreement. A copy of each of these agreements is on file with the Securities and Exchange Commission under cover of a registration statement on Form F-6. You may obtain a copy of each such agreement from the Securities and Exchange Commission’s Public Reference Room. See “Where You Can Find Additional Information.” Please refer to Registration Number 333-12298 for the common shares deposit agreement; to Registration Number 333-13168 for the amended and restated deposit agreement; and to Registration Number 333-13660 for Amendment No. 1 to the amended and restated deposit agreement, when retrieving your copy.

Petrobras is providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Your rights and obligations as an owner of ADSs will be determined by reference to the terms of the applicable deposit agreement and not by this summary. This summary is not intended as a substitute for the applicable deposit agreement. Petrobras urges you to review the applicable deposit agreement in its entirety.

Each ADS represents four of Petrobras’ preferred shares or common shares on deposit with the custodian. An ADS will also represent any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

If you become an owner of ADSs, you will become a party to the applicable deposit agreement and therefore will be bound by its terms and to the terms of the ADR that represents your ADSs. The applicable deposit agreement and the ADR specify Petrobras’ rights and obligations as well as your rights and obligations and those of the depositary. As an ADS holder you have agreed to appoint the depositary to act on your behalf in certain circumstances. The deposit agreements and the ADRs are governed by New York law. However, Petrobras’ obligations to the holders of the preferred shares and common shares will continue to be governed by the laws of Brazil, which may be different from the laws in the United States.

As an owner of ADSs, your ADSs may be represented either by an ADR registered in your name or through a brokerage or safekeeping account. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name and, as such, Petrobras will refer to you as the “holder.” When Petrobras refers to “you,” Petrobras assumes the reader owns ADSs and will own ADSs at the relevant time.

Dividends and distributions

As a holder, you will generally have the right to receive the distributions Petrobras makes on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. You will receive distributions under the terms of the applicable deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash.  Whenever Petrobras makes a cash distribution for the securities on deposit with the custodian, it will notify the depositary. Upon receipt of that notice the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to Brazilian laws and regulations.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will reduce the distribution of cash to holders by applicable fees, expenses, taxes and governmental charges payable by holders under the terms of the applicable deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

Distributions of Shares.  Whenever Petrobras makes a distribution consisting of a dividend and a free distribution of preferred shares or common shares on securities on deposit with the custodian, it will notify the depositary and deposit the applicable number of preferred shares or common shares with the custodian. Upon receipt of notice of such deposit the depositary will either distribute to holders new ADSs representing the aggregate preferred shares or common shares deposited or modify the ratio of ADSs to preferred shares or common shares, in which case each ADS you already hold will represent rights and interests in the additional preferred shares or common shares deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of the sale will be distributed to holders as in the case of a cash distribution described above.

The distribution of new ADSs or the modification of the ADS-to-share ratio upon a distribution of preferred shares or common shares will be reduced by applicable fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay the taxes or governmental charges, the depositary may sell all or a portion of the new preferred shares or common shares so distributed.

No distribution of new ADSs as described above will be made if it would violate the U.S. securities laws, or any other law, or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it will use its best efforts to sell the preferred shares or common shares received and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights.  If Petrobras distributes rights to subscribe for additional preferred shares or common shares, it will give at least 60 days prior notice to the depositary and it will assist the depositary in determining whether it is lawful and reasonably practicable to make these additional rights available to holders.

The depositary will establish procedures for the distribution of rights to purchase additional ADSs to holders and to enable holders to exercise rights when lawful and reasonably practicable. You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your right. The depositary is not obligated to make available to holders of rights a method to exercise rights to subscribe to preferred shares or common shares directly rather than American depositary shares.

The depositary will not distribute rights to you if:

•	Petrobras does not timely request that the rights be distributed to you or it requests that the rights not be distributed to you; or

•	Petrobras fails to deliver satisfactory documents to the depositary; or

•	it is not reasonably practicable to distribute the rights.

The depositary will sell rights that are not exercised or distributed if the sale is lawful and reasonably practicable. The proceeds of the sale will be distributed to holders as in the case of a cash distribution described above. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distribution.  If Petrobras distributes a dividend payable at the election of shareholders either in cash or in additional shares, it will give prior notice to the depositary and it will indicate whether it wishes the elective distribution to be made available to you. In this case, Petrobras will assist the depositary in determining whether the distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practical and if Petrobras has provided all of the documentation contemplated in the applicable deposit agreement. In this case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case, as described in the applicable deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Brazil would receive upon failing to make an election, as described more fully in the applicable deposit agreement.

Other Distributions.  Petrobras distributes property other than cash, preferred shares, rights to purchase preferred shares, common shares or rights to purchase additional common shares, it will notify the depositary in advance and will indicate whether it wishes the distribution to be made to you. If so, Petrobras will assist the depositary in determining whether the distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute the property to you and if Petrobras provides all of the documentation contemplated in the applicable deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be reduced by any applicable fees, expenses, taxes and governmental charges payable by holders under the terms of the applicable deposit agreement. In order to pay the taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	Petrobras does not request that the property be distributed to you or if it asks that the property not be distributed to you; or

•	Petrobras does not deliver satisfactory documents to the depositary; or

•	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of the sale will be distributed to holders as in the case of a cash distribution as described above.

Redemption

If Petrobras decides to redeem any of the securities on deposit with the custodian, it will notify the depositary at least 60 days prior to the date of redemption. If it is reasonably practicable and if Petrobras provides all of the documentation contemplated in the applicable deposit agreement, the depositary will provide the holder with notice of the proposed redemption.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. After the redemption has taken place, the depositary will convert, transfer and distribute the proceeds, reduced by any applicable fees, expenses, taxes and other government charges. The depositary will then retire the ADSs and cancel the ADRs. If less than all of the outstanding ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the depositary.

Changes affecting the preferred shares and common shares

The preferred shares or common shares held on deposit for your ADSs may be affected by changes from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such preferred shares or common shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If a change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the preferred shares or common shares, as applicable, held on deposit. The depositary may in those circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary may not lawfully distribute such property to you, the depositary may sell the property and distribute the net proceeds to you as in the case of a cash distribution as described above.

Issuance of ADSs upon Deposit of preferred shares or common shares

The depositary may create ADSs on your behalf if you or your broker deposits preferred shares or common shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the preferred shares or common shares, as applicable, to the custodian. Your ability to deposit preferred shares or common shares and receive ADSs may be limited by U.S. and Brazilian legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the preferred shares or common shares, as applicable, have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of preferred shares or common shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	the preferred shares or common shares, as applicable, are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

•	all preemptive (and similar) rights, if any, with respect to the preferred shares or common shares, as applicable, have been validly waived or exercised;

•	you are duly authorized to deposit the preferred shares or common shares, as applicable;

•	the preferred shares or common shares, as applicable, presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement); and

•	the preferred shares or common shares, as applicable, presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties, are incorrect in any way, Petrobras and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Withdrawal of shares upon cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary, at the custodian’s offices, for cancellation and receive the corresponding number of underlying preferred shares or common shares, as applicable. Your ability to withdraw the preferred shares or common shares, as applicable, may be limited by U.S. and Brazilian law applicable at the time of withdrawal. In order to withdraw the preferred shares or common shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the preferred shares or common shares being withdrawn. You assume the risk of delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the applicable deposit agreement.

If you hold an ADR registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the preferred shares or common shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. The depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time unless any of these conditions exist:

•	delays that may arise out of temporary closing of transfer books of the preferred shares or common shares, as applicable, or ADSs, or temporary suspension of transferability of preferred shares or common shares, as applicable, are immobilized due to a shareholders’ meeting or a payment of dividends;

•	unsatisfied obligations to pay fees, taxes and similar charges; or

•	restrictions imposed by laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The applicable deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting rights

According to Petrobras’ charter, preferred shares do not entitle the holder to vote except as provided by Brazilian law under limited circumstances, including upon default in the payment of dividends for three consecutive years. A holder of an ADS representing a common share will generally have the right under the applicable deposit agreement to instruct the depositary to exercise the voting rights for the common shares represented by your ADSs. The voting rights of holders of preferred shares and common shares are described in “Item 10. Memorandum and Articles of Association of Incorporation — Voting Rights” in the annual report on Form 20-F of Petrobras for the year ended December 31, 2005, which is incorporated by reference in this prospectus.

At Petrobras request, the depositary will distribute to you any notice of shareholders’ meeting received from Petrobras, together with information explaining how to instruct the depositary to exercise your voting rights on the securities represented by ADSs.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder’s ADSs in accordance with the voting instructions.

The ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. Petrobras cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and charges

As an ADS holder, you will be required to pay the following service fees to the depositary:

Service Fees	Fees

Issuance of ADS	Up to U.S.$5.00 per 100 ADSs issued
Cancellation of ADS	Up to U.S.$5.00 per 100 ADSs canceled
Exercise of rights to purchase additional ADSs	Up to U.S.$5.00 per 100 ADSs issued
Distribution of cash dividends	No fee (so long as prohibited by NYSE)
Distribution of ADSs in connection with stock dividends or other free stock distributions	No fee (so long as prohibited by NYSE)
Distribution of cash	Up to U.S.$2.00 per 100 ADSs held (i.e., upon sale of rights or other entitlements)

As an ADS holder you will also be responsible for paying some of the fees and expenses incurred by the depositary and certain taxes and governmental charges, including:

•	fees and expenses as are incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to preferred shares or common shares, ADSs and ADRs;

•	expenses incurred in converting foreign currency into U.S. dollars;

•	cable, telex and fax transmissions and delivery expenses, as expressly provided for in the applicable deposit agreement; and

•	taxes and duties upon the transfer of securities (i.e., when preferred shares or common shares are deposited or withdrawn from deposit).

Petrobras has agreed to pay certain other charges and expenses of the depositary, however, it will not pay or be liable for fees or related charges with respect to shares or ADSs. The fees and charges you may be required to pay may vary over time and may be changed by Petrobras and by the depositary. You will receive prior notice of any changes in the amount you may be required to pay.

Amendments and termination

Petrobras may agree with the depositary to modify any applicable deposit agreement at any time without your consent. Any amendment which will increase any fees or charges or which will otherwise materially prejudice an existing right you may have will not become effective until 30 days after notice of the amendment is given to the holders. Petrobras will not deem any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act of 1933 or to be traded solely in electronic book-entry form, and which do not impose or increase the fees and charges you are required to pay, to be materially prejudicial to your substantive rights. In addition, Petrobras may not be able to provide you with prior notice of any modifications or supplements that are required to comply with applicable provisions of law.

You will be bound by the modifications to the applicable deposit agreement if you continue to hold your ADSs after the modifications to the applicable deposit agreement become effective. Except as permitted by law, the applicable deposit agreement cannot be amended so as to prevent you from withdrawing the preferred shares or common shares represented by your ADSs.

Petrobras has the right to direct the depositary to terminate the applicable deposit agreement. Similarly, the depositary may terminate the applicable deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination.

For a period of six months after termination of the applicable deposit agreement, you will be able to request the cancellation of your ADSs and the withdrawal of the preferred shares or common shares represented by your ADSs and the delivery of all other property held by the depositary in respect of those preferred shares or common shares on the same terms as prior to the termination. During this six month period, the depositary will continue to collect all distributions received on the preferred shares or common shares on deposit but will not distribute anything to you until you request the cancellation of your ADSs.

After the expiration of the six month period, the depositary may sell the securities held on deposit. The depositary will hold the proceeds from the sale and any other cash then held for the holders of ADSs in a non-interest bearing, unsegregated account. After making the sale, the depositary will have no further obligations to holders under the applicable deposit agreement, other than to account for the net proceeds and other cash then held for the holders of ADSs still outstanding.

Books of depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect these records at its office during regular business hours; provided, however, that the inspection will not be carried out for the purpose of communicating with holders of ADRs in the interest of a business or object other than Petrobras’ business or other than a matter related to the applicable deposit agreement or ADRs.

The depositary will maintain an office and facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on obligations and liabilities

The deposit agreements limit Petrobras’ obligations and the depositary’s obligations to you as follows:

•	Petrobras and the depositary are obligated to take only the actions specifically stated in the applicable deposit agreement without negligence or bad faith;

•	the depositary will not be liable for any failure to carry out voting instructions, for the manner in which any vote is cast or for the effect of any vote, provided that the depositary acts in good faith and in accordance with the terms of the applicable deposit agreement;

•	the depositary will not be liable for any failure by it to determine that any distribution or action may be reasonably practicable, for the content of any information submitted by Petrobras for distribution to holders (or for any translation of a distribution), for any investment risk associated with an investment in the common shares, for the validity of the preferred shares or common shares or from any tax consequences that result from ownership of the ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the applicable deposit agreement, for the timeliness of any of our notices or for our failure to give notice;

•	Petrobras and the depositary will not be obligated to perform any act that is inconsistent with the terms of the applicable deposit agreement;

•	Petrobras and the depositary disclaim any liability if either of them is prevented or forbidden from acting on account of any law or regulation, any provision of either of their charters, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond either of their control;

•	Petrobras and the depositary disclaim any liability by reason of any exercise of or failure to exercise, any discretion granted by the deposit agreements or in either of their charters or in any provisions of securities on deposit;

•	Petrobras and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting preferred shares or common shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of Petrobras and the depositary in good faith to be competent to give such advice or information;

•	Petrobras and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of preferred shares or common shares but is not, under the terms of the applicable deposit agreement, made available to you; and

•	Petrobras and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

Pre-Release transactions

The depositary may, in some circumstances, issue ADSs before receiving a deposit of preferred shares or common shares or release preferred shares or common shares before receiving ADSs. These transactions are commonly referred to as “pre-release transactions.” The deposit agreements limit the aggregate size of pre-release transactions and impose a number of conditions on these types of transactions such as:

•	the need to receive collateral;

•	the type of collateral required; and

•	the representations required from brokers.

The depositary may retain for its own account the compensation received from the pre-release transactions.

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. Petrobras, the depositary, and the custodian may deduct the taxes and governmental charges payable by holders from any distribution and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and other information as the depositary and the custodian may require to fulfill their legal obligations. Under the applicable deposit agreement, you will be required to indemnify Petrobras, the depositary, and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign currency conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if the conversion can be performed on a practicable basis or by sale, and it will distribute the U.S. dollars in accordance with the terms of the applicable deposit agreement. You may have to pay any fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	convert (or cause the custodian to convert) the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

•	distribute the foreign currency to holders for whom the distribution is lawful and practical; or

•	hold the foreign currency (without liability for interest) for the accounts of the holders entitled to receive the foreign currency.

FORM OF SECURITIES, CLEARING AND SETTLEMENT

Global Securities

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of U.S. dollar-denominated debt securities.

We will issue the securities in global form, without interest coupons. Securities issued in global form will be represented, at least initially, by one or more global debt securities. Upon issuance, global securities will be deposited with the trustee as custodian for The Depository Trust Company, known as DTC, and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each global security will be limited to persons who have accounts with DTC, whom we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that, under procedures established by DTC, ownership of beneficial interests in each global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global securities).

Beneficial interests in the global securities may be credited within DTC to Euroclear Bank S.A./N.V. and Clearstream, Luxembourg Banking, société anonyme on behalf of the owners of such interests. We refer to Euroclear S.A./N.V. and Clearstream, Luxembourg Banking, société anonyme as “Euroclear” and “Clearstream, Luxembourg,” respectively.

Investors may hold their interests in the global securities directly through DTC, Euroclear or Clearstream, Luxembourg, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for global securities

Interests in the global securities will be subject to the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised that it is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations; and certain other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical, certificated securities; and

•	will not be considered the registered owners or holders of the securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTC to exercise any rights of a holder of securities under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the securities represented by a global security will be made by the trustee to DTC’s nominee as the registered holder of the global security. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary practices and will be the responsibility of those participants or indirect participants and not of DTC, its nominee or us.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream, Luxembourg. To deliver or receive an interest in a global security held in a Euroclear or Clearstream, Luxembourg account, an investor must send transfer instructions to Euroclear or Clearstream, Luxembourg, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream, Luxembourg participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream, Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant that purchases an interest in a global security from a DTC participant will be credited on the business day for Euroclear or Clearstream, Luxembourg immediately following the DTC settlement date. Cash received in Euroclear or Clearstream, Luxembourg from the sale of an interest in a global security to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account as of the business day for Euroclear or Clearstream, Luxembourg following the DTC settlement date.

DTC, Euroclear and Clearstream, Luxembourg have agreed to the above procedures to facilitate transfers of interests in the global securities among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated securities

Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form unless:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated securities; or

•	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the securities.

In all cases, certificated securities delivered in exchange for any global security will be registered in the names, and issued in any approved denominations, requested by the depository.

For information concerning paying agents for any securities in certificated form, see “Description of Debt Securities — Payment Provisions — Paying Agents.”

Clearstream, Luxembourg and Euroclear

Clearstream, Luxembourg has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

Clearance and Settlement Procedures

We understand that investors that hold their debt securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Debt securities will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.

You should be aware that investors will only he able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Brazil.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States or Brazil. U.S. and Brazilian investors who wish to transfer their interests in the debt securities, or to make or receive a payment or delivery of the debt securities on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of participants in Clearstream, Luxembourg or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Same-day settlement and payment

The underwriters will settle the debt securities in immediately available funds. We will make all payments of principal and interest on the debt securities in immediately available funds. Secondary market trading between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to securities in immediately available funds. See “ — Clearstream, Luxembourg and Euroclear” above.

Certificated debt securities

We will issue debt securities to you in certificated registered form only if:

•	the depositary is no longer willing or able to discharge its responsibilities properly, and neither the trustee nor we have appointed a qualified successor within 90 days; or

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated debt securities; or

•	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the debt securities.

If any of these three events occurs, the trustee will reissue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

In the event that we issue certificated securities under the limited circumstances described above, then holders of certificated securities may transfer their debt securities in whole or in part upon the surrender of the certificate to be transferred, together with a completed and executed assignment form endorsed on the definitive debt security, at the offices of the transfer agent in New York City. Copies of this assignment form may be obtained at the offices of the transfer agent in New York City. Each time that we transfer or exchange a new debt security in certificated form for another debt security in certificated form, and after the transfer agent receives a completed assignment form, we will make available for delivery the new definitive debt security at the offices of the transfer agent in New York City. Alternatively, at the option of the person requesting the transfer or exchange, we will mail, at that person’s risk, the new definitive debt security to the address of that person that is specified in the assignment form. In addition, if we issue debt securities in certificated form, then we will make payments of principal of, interest on and any other amounts payable under the debt securities to holders in whose names the debt securities in certificated form are registered at the close of business on the record date for these payments. If the debt securities are issued in certificated form, we will make payments of principal and any redemption payments against the surrender of these certificated debt securities at the offices of the paying agent in New York City.

Unless and until we issue the debt securities in fully-certificated, registered form,

•	you will not be entitled to receive a certificate representing our interest in the debt securities;

•	all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by a depositary upon instructions from their direct participants; and

•	all references in this prospectus supplement or in the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary as the registered holder of the debt securities, for distribution to you in accordance with its policies and procedures.

PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.

Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933.

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. All amounts shown are estimates.

Amount to be paid

Legal Fees and Expenses	$150,000
Accounting Fees and Expenses	100,000
Printing and Engraving Expenses	10,000
Miscellaneous	20,000

Total	$280,000

EXPERTS

The consolidated financial statements of Petrobras and PIFCo, appearing in the combined Petrobras and PIFCo Annual Report on Form 20-F for the year ended December 31, 2005, have been audited by Ernst & Young Auditores Independentes S/S, independent registered public accounting firm as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The unaudited consolidated financial information of Petrobras and PIFCo as of and for the nine-month periods ended September 30, 2006 and 2005, incorporated by reference in this Registration Statement on Form F-3, were reviewed by KPMG Auditores Independentes and Ernst & Young Auditores Independentes S/S, respectively. KPMG Auditores Independentes and Ernst & Young Auditores Independentes S/S have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Petrobras Report on Form 6-K and the PIFCo Report on Form 6-K containing financial information for the nine-month periods ended September 30, 2006 and 2005, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that unaudited interim financial information. Accordingly, the degree of reliance on such information should be restricted considering the limited nature of the review procedures applied. The independent accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

The summary reports of DeGolyer and MacNaughton, independent petroleum engineering consultants, which are referenced in this prospectus, have been referenced in this prospectus in reliance upon the authority of the firm as experts in estimating proved oil and gas reserves.

VALIDITY OF SECURITIES

Mr. Nilton de Almeida Maia, Petrobras’ general counsel, will pass upon the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities, guarantees and standby purchase agreements for Petrobras as to certain matters of Brazilian law. Walkers, special Cayman Islands counsel to PIFCo, will pass upon the validity of the debt securities issued by PIFCo as to certain matters of Cayman Islands law. The validity of the debt securities and debt warrants will be passed upon by Cleary Gottlieb Steen & Hamilton LLP or any other law firm named in the applicable prospectus supplement as to certain matters of New York law.

ENFORCEABILITY OF CIVIL LIABILITIES

Petrobras

Petrobras is a sociedade de economia mista (mixed-capital company), a public sector company with some private sector ownership, established under the laws of Brazil. All of its executive officers and directors and certain advisors named herein reside in Brazil. In addition, substantially all of its assets and those of its executive officers, directors and certain advisors named herein are located in Brazil. As a result, it may not be possible for investors to effect service of process upon Petrobras or its executive officers, directors and advisors named herein within the United States or other jurisdictions outside Brazil or to enforce against Petrobras or its executive officers, directors and advisers named herein judgments obtained in the United States or other jurisdictions outside Brazil.

Mr. Nilton de Almeida Maia, Petrobras’ general counsel, has advised Petrobras that, subject to the requirements described below, judgments of United States courts for civil liabilities based upon the United States federal securities laws may be enforced in Brazil. A judgment against Petrobras or the other persons described above obtained outside Brazil would be enforceable in Brazil, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). The foreign judgment will only be confirmed if:

•	it fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;

•	it is for the payment of a sum certain of money;

•	it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process was properly made in accordance with applicable law;

•	it is not subject to appeal;

•	it is authenticated by a Brazilian consular office in the country where it was issued, and is accompanied by a sworn translation into Portuguese; and

•	it is not contrary to Brazilian national sovereignty, public policy or good morals.

Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to any securities issued by Petrobras.

Mr. Nilton de Almeida Maia has also advised Petrobras that:

•	original actions based on the U.S. federal securities laws may be brought in Brazilian courts and that, subject to Brazilian public policy and national sovereignty, Brazilian courts may enforce liabilities in such actions against Petrobras, certain of its directors and officers and the advisors named herein;

•	if an investor resides outside Brazil and owns no real property in Brazil, he or she must provide a bond sufficient to guarantee court costs and legal fees, including the defendant’s attorneys’ fees, as determined by the Brazilian court, in connection with litigation in Brazil, except in the case of the enforcement of a foreign judgment which has been confirmed by the Brazilian Superior Court of Justice;

•	Brazilian law limits an investor’s ability as a judgment creditor of Petrobras to satisfy a judgment against Petrobras by attaching certain of its assets;

•	a new law has been enacted in Brazil to regulate judicial and extrajudicial reorganization and liquidation of business companies. Such law revoked the previous Brazilian Bankruptcy law. The new law is not applicable to mixed capital companies, such as Petrobras, and does not provide whether the federal government of Brazil is liable for Petrobras’ obligations in the event of bankruptcy;

•	Brazilian law limits an investor’s ability as a judgment creditor of Petrobras to satisfy a judgment against Petrobras by attaching certain of its assets;

•	according to recent changes to the Brazilian Corporate Law, mixed-capital companies such as Petrobras, are no longer protected from bankruptcy proceedings and its controlling shareholder, the federal government of Brazil, is no longer contingently liable for Petrobras’ obligations; and

•	certain of Petrobras’ exploration and production assets may be subject to reversion to the Brazilian government under Petrobras’ concession agreements. Such assets, under certain circumstances, may not be subject to attachment or execution.

PIFCo

PIFCo is duly incorporated as a tax exempt limited liability company under the laws of the Cayman Islands. All of the directors and officers of PIFCo reside in Brazil. All or a substantial portion of the assets of PIFCo and of such directors and officers are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon PIFCo or such persons or to enforce, in the United States courts, judgment against PIFCo or such persons or judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

PIFCo has been advised by its Cayman Island counsel, Walkers, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will, based on the principle that a judgment by a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, recognize and enforce a foreign judgment of a court having jurisdiction over the defendant according to Cayman Islands conflict of law rules, if such judgment is final, for a liquidated sum not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters and was not obtained in a manner, and is not a kind the enforcement of which is, contrary to natural justice, statute or the public policy of the Cayman Islands. There is doubt, however, as to whether the courts of the Cayman Islands will (i) recognize or enforce judgments of United states courts predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (ii) in original actions brought in the Cayman Islands, impose liabilities upon the civil liability provisions of the securities laws of the United states or any state thereof, on the grounds that such provisions are penal in nature.

A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC on Form F-3 under the Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at www.sec.gov. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Preferred shares and common shares of Petrobras, each represented by ADSs, are listed on the New York Stock Exchange under the symbols “PBRA” and “PBR”, respectively. Additional information concerning us and our securities may be available through the New York Stock Exchange.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

PIFCo

(1) The PIFCo Report on Form 6-K containing financial information for the nine-month period ended September 30, 2005, prepared in accordance with US GAAP, furnished to the SEC on November 29, 2005.

(2) The combined Petrobras and PIFCo Annual Report on Form 20-F for the year ended December 31, 2005, filed with the SEC on June 28, 2006.

(3) The PIFCo Report on Form 6-K containing financial information for the nine-month period ended September 30, 2006, prepared in accordance with US GAAP, furnished to the SEC on November 29, 2006.

(4) Any future filings of PIFCo on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of PIFCo on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated into this prospectus.

Petrobras

(1) The Petrobras Report on Form 6-K containing financial information for the nine-month period ended September 30, 2005, prepared in accordance with US GAAP, furnished to the SEC on November 23, 2005.

(2) The combined Petrobras and PIFCo Annual Report on Form 20-F for the year ended December 31, 2005, filed with the SEC on June 28, 2006.

(3) The Petrobras Report on Form 6-K containing financial information for the nine-month period ended September 30, 2006, prepared in accordance with US GAAP, furnished to the SEC on November 28, 2006.

(4) Any future filings of Petrobras on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of Petrobras on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated into this prospectus.